Exhibit 4.1


                                                                 CONFORMED COPY





                                             CREDIT AGREEMENT

                                dated as of September 30, 1988, as amended
                                    and restated as of December 5, 2000

                                                   among

                                       BURLINGTON INDUSTRIES, INC.,

                                                as Borrower

                                         THE LENDERS PARTY HERETO

                                                    and

                                         THE CHASE MANHATTAN BANK,

                                          as Administrative Agent

                                                    and

                                      CHASE MANHATTAN BANK USA, N.A.,

                                             as Fronting Bank
                              ----------------------------------------------

                                          BANK OF AMERICA, N.A.,

                                           as Syndication Agent,

                                          CHASE SECURITIES, INC.,

                                                as Arranger

                                             TABLE OF CONTENTS




Section           Heading                                                 Page

Section 1         DEFINITIONS..................................................1
                                                                               -
1.1      Certain Defined Terms.................................................1
                                                                               -
1.2      Accounting Terms.....................................................19
                                                                              --
1.3      Other Definitional Provisions; Anniversaries.........................20
                                                                              --

Section 2         AMOUNT AND TERMS OF COMMITMENTS AND LOANS...................20
                                                                              --
2.1      Letters of Credit....................................................20
                                                                              --
2.2      Loans................................................................26
                                                                              --
2.3      Swingline Loans......................................................27
                                                                              --
2.4      Total Commitment; Limitations on Outstanding Revolving
            Loan Amounts......................................................28
                                                                              --
2.5      Interest on the Loans................................................28
                                                                              --
2.6.     Fees.................................................................31
                                                                              --
2.7      Prepayments and Payments; Reductions in Commitments..................31
                                                                              --
2.8      Use of Proceeds......................................................36
                                                                              --
2.9      Special Provisions Governing Eurodollar Rate Revolving Loans.........36
                                                                              --
2.10     Capital Requirements.................................................40
                                                                              --

Section 3         CONDITIONS TO LOANS AND ISSUANCES OF LETTERS OF CREDIT......40
                                                                              --
3.1      Conditions to the Effective Date and the Initial Loans...............40
                                                                              --
3.2      Conditions to All Loans..............................................43
                                                                              --
3.3      Conditions to All Issuances of Letters of Credit.....................44
                                                                              --

Section 4         REPRESENTATIONS AND WARRANTIES OF BORROWER..................44
                                                                              --
4.1      Organization, Powers, Good Standing, Business and Subsidiaries.......44
                                                                              --
4.2      Authorization of Borrowing, etc......................................45
                                                                              --
4.3      Financial Condition..................................................45
                                                                              --
4.4      No Adverse Material Change...........................................46
                                                                              --
4.5      Title to Properties; Liens...........................................46
                                                                              --
4.6      Litigation; Adverse Facts............................................46
                                                                              --
4.7      Payment of Taxes.....................................................47
                                                                              --
4.8      Performance of Agreements............................................47
                                                                              --
4.9      Governmental Regulation..............................................47
                                                                              --
4.10     Securities Activities................................................47
                                                                              --
4.11     Employee Benefit Plans...............................................47
                                                                              --
4.12     Certain Fees.........................................................48
                                                                              --
4.13     Disclosure...........................................................48
                                                                              --
4.14     Patents, Trademarks, etc.............................................49
                                                                              --
4.15     Subsidiaries.........................................................49
                                                                              --
4.16     Insurance............................................................49
                                                                              --
4.17     Labor Matters........................................................49
                                                                              --
4.18     Environmental Matters................................................49
                                                                              --
4.19     Solvency.............................................................50
                                                                              --
4.20     Security Documents...................................................51
                                                                              --

Section 5         AFFIRMATIVE COVENANTS OF BORROWER...........................51
                                                                              --
5.1      Financial Statements and Other Reports...............................52
                                                                              --
5.2      Corporate Existence, etc.............................................55
                                                                              --
5.3      Payment of Obligations; Payment of Taxes and Claims; Tax
           Consolidation......................................................55
                                                                              --
5.4      Maintenance of Properties; Insurance.................................55
                                                                              --
5.5      Books and Records; Inspection and Audit Rights.......................55
                                                                              --
5.6      Compliance with Laws, etc............................................56
                                                                              --
5.7      Notices of Material Events...........................................56
                                                                              --
5.8      Information Regarding Collateral.....................................56
                                                                              --
5.9      Casualty and Condemnation............................................57
                                                                              --
5.10     Additional Subsidiaries..............................................57
                                                                              --
5.11     Further Assurances...................................................57
                                                                              --
5.12     Environmental Events.................................................58
                                                                              --
5.13     Sales of Receivables.................................................58
                                                                              --

Section 6         NEGATIVE COVENANTS OF BORROWER..............................58
                                                                              --
6.1      Indebtedness; Certain Equity Securities..............................58
                                                                              --
6.2      Liens................................................................59
                                                                              --
6.3      Fundamental Changes..................................................60
                                                                              --
6.4      Investments, Loans, Advances, Guarantees and Acquisitions............60
                                                                              --
6.5      Asset Sales..........................................................62
                                                                              --
6.6      Interest Rate Protection.............................................63
                                                                              --
6.7      Restricted Payments; Certain Payments of Indebtedness................63
                                                                              --
6.8      Transactions with Affiliates.........................................63
                                                                              --
6.9      Restrictive Agreements...............................................64
                                                                              --
6.10     Sale and Lease-Back Transactions.....................................64
                                                                              --
6.11     Amendment of Material Documents......................................64
                                                                              --
6.12     Interest Expense Coverage Ratio......................................65
                                                                              --
6.13     Leverage Ratio.......................................................65
                                                                              --
6.14     Senior Secured Leverage Ratio........................................65
                                                                              --
6.15     Net Worth............................................................65
                                                                              --
6.16.    Capital Expenditures.................................................66
                                                                              --
6.17     Consolidated Lease Expense...........................................66
                                                                              --

Section 7         EVENTS OF DEFAULT...........................................66
                                                                              --
7.1      Failure to Make Payments When Due....................................66
                                                                              --
7.2      Default in Other Agreements..........................................66
                                                                              --
7.3      Breach of Certain Covenants..........................................67
                                                                              --
7.4      Breach of Warranty...................................................67
                                                                              --
7.5      Other Defaults Under Agreement or Loan Documents.....................67
                                                                              --
7.6      Involuntary Bankruptcy; Appointment of Receiver, etc.................67
                                                                              --
7.7      Voluntary Bankruptcy, Appointment of Receiver, etc...................67
                                                                              --
7.8      Ability to Pay Debts.................................................68
                                                                              --
7.9      Judgments and Attachments............................................68
                                                                              --
7.10     Dissolution..........................................................68
                                                                              --
7.11     Liens................................................................68
                                                                              --
7.12     Guarantees...........................................................68
                                                                              --
7.13     Unfunded ERISA Liabilities...........................................68
                                                                              --
7.14     Liability Under Multiemployer Plans..................................69
                                                                              --
7.15     Change in Control....................................................69
                                                                              --

Section 8         THE ADMINISTRATIVE AGENT....................................70
                                                                              --
8.1      Appointment..........................................................70
                                                                              --
8.2      Powers; General Immunity.............................................71
                                                                              --
8.3      Representations and Warranties; No Responsibility for
           Appraisal of Creditworthiness......................................72
                                                                              --
8.4      Right to Indemnity...................................................72
                                                                              --
8.5      Successor Administrative Agent.......................................72
                                                                              --

Section 9         MISCELLANEOUS...............................................72
                                                                              --
9.1      Representation of Lenders............................................72
                                                                              --
9.2      Assignments and Participations in Loans..............................73
                                                                              --
9.3      Expenses; Indemnity; Damage Waiver...................................75
                                                                              --
9.4      Setoff...............................................................76
                                                                              --
9.5      Ratable Sharing......................................................76
                                                                              --
9.6      Amendments and Waivers...............................................77
                                                                              --
9.7      Independence of Covenants............................................77
                                                                              --
9.8      Change in Accounting Principles, Fiscal Year or Tax Laws.............77
                                                                              --
9.9      Notices..............................................................78
                                                                              --
9.10     Survival of Warranties and Certain Agreements........................78
                                                                              --
9.11     Failure or Indulgence Not Waiver; Remedies Cumulative................78
                                                                              --
9.12     Severability.........................................................79
                                                                              --
9.13     Obligations Several; Independent Nature of Lenders' Rights...........79
                                                                              --
9.14     Headings.............................................................79
                                                                              --
9.15     Applicable Law.......................................................79
                                                                              --
9.16     Successors and Assigns, Subsequent Holders of Loans..................79
                                                                              --
9.17     Consent to Jurisdiction and Service of Process; Waiver of
          Jury Trial..........................................................81
                                                                              --
9.18     Confidentiality......................................................82
                                                                              --
9.19     Counterparts.........................................................82
                                                                              --
9.20     No Third Party Beneficiaries.........................................82
                                                                              --

Section           Heading                                                  Page



SCHEDULES

A                 SUBSIDIARIES AND FOREIGN SUBSIDIARIES
B                 LENDERS' COMMITMENTS AND PRO RATA SHARES
C                 EXISTING INDEBTEDNESS
D                 EXISTING LIENS
E                 EXISTING INVESTMENTS
F                 EXISTING CONTINGENT OBLIGATIONS
G                 EXISTING RESTRICTIONS
H                 EXISTING LETTERS OF CREDIT
I                 EXISTING AFFILIATE TRANSACTIONS
J                 REPORTING DIVISION
K                 FINANCIAL INFORMATION
L                 REAL PROPERTY
M                 MORTGAGED PROPERTIES
M-1               SPECIFIED MORTGAGE PROPERTIES
N                 ENVIRONMENTAL MATTERS
O                 DISCLOSURE LETTER
P                 INSURANCE

EXHIBITS

I                 FORM OF ASSIGNMENT AND ACCEPTANCE
II                FORM OF ADMINISTRATIVE QUESTIONNAIRE
III               FORM OF NOTICE OF BORROWING
IV                FORM OF NOTICE OF CONVERSION/CONTINUATION
V                 FORM OF COMPLIANCE CERTIFICATE
VI                FORM OF INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT
VII               FORM OF GUARANTEE AGREEMENT
VIII              FORM OF PLEDGE AGREEMENT
IX                FORM OF SECURITY AGREEMENT
X                 FORM OF MORTGAGE
XI                OPINION OF BORROWER'S COUNSEL
XII               OPINION OF LOCAL COUNSEL

                          BURLINGTON INDUSTRIES, INC.,

                                CREDIT AGREEMENT

                         dated as of September 30, 1988,
                 as amended and restated as of December 5, 2000

         CREDIT AGREEMENT dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified, extended or restated from time to time, this "Agreement"), among BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), THE LENDERS PARTY HERETO (individually referred to herein as a "Lender" and collectively referred to herein as "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and CHASE MANHATTAN BANK USA, N.A., as Fronting Bank ("Fronting Bank").


                                    RECITALS

         WHEREAS, Borrower desires that the 1995 Credit Agreement (such term and other capitalized terms used in this recital having the meanings assigned thereto in Section 1 of this Agreement) be amended and restated in full to provide that Lenders will continue to extend certain credit facilities to Borrower in order to allow for, among other things, (i) on and after the Effective Date, borrowings for working capital and general corporate purposes and (ii) on and after the Effective Date, the issuance or deemed issuance by Fronting Bank of Letters of Credit on behalf of or for the benefit of Borrower and its Subsidiaries, all on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders, Administrative Agent and Fronting Bank agree, upon the terms and subject to the conditions set forth herein, effective upon the Effective Date to amend and restate the 1995 Credit Agreement in full as follows:

Section 1         DEFINITIONS

         1.1      Certain Defined Terms.

         The following terms used in this Agreement shall have the following meanings:

         "ABR Loans" means Revolving Loans bearing interest at rates determined by reference to the Alternate Base Rate as provided in subsection 2.5A.

         "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date, the rate (rounded upward to the next highest one hundredth of one percent) obtained by dividing (i) the Eurodollar Rate for that date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Revolving Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

         "Administrative Agent" means Chase, in its capacity as administrative agent for Lenders hereunder.

         "Administrative Questionnaire" means an administrative questionnaire substantially in the form of Exhibit II annexed hereto, which each Lender shall complete and return to the Administrative Agent.

         "Affected Interest Period" has the meaning assigned to that term in subsection 2.9B.

         "Affected Lender" means any Lender affected by any of the events described in subsection 2.9B or 2.9C.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that
Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither any Lender nor any parent of any Lender nor any subsidiary of any such Lender or parent shall be treated as an "Affiliate" of Borrower or any Subsidiary of Borrower or shall be deemed to be a holder of 5% or more of any class of equity securities of Borrower for the purposes of subsection 6.8 hereof.

         "Agreement" has the meaning assigned to that term in the introduction hereto.

         "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (i) the Prime Rate in effect an such day, (ii) the Base CD Rate in effect on such day plus 1% and (iii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" means the arithmetic average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" means the sum of (i) the product of (a) the Three-Month Secondary CD Rate and (b) Statutory Reserves and (ii) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds broker, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (ii) or (iii), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Rate" means, (a) 3.25% per annum, in the case of a Eurodollar Rate Revolving Loan, (b) 2.25% per annum, in the case of an ABR Loan and (c) 0.50%, in the case of Commitment Fees.

         "Asbestos Laws" means the common law and all federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to or concerning asbestos or asbestos-containing material, including, without limitation, exposure to asbestos or asbestos-containing material.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by
Administrative Agent to be representative of the cost of such insurance to Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by Administrative Agent, in the form of Exhibit I.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "Base CD Rate" has the meaning assigned to that term in the definition of "Alternate Base Rate".

         "Benefitted Subsidiary" means, with respect to any Letter of Credit, the Person for whose benefit such Letter of Credit was issued, which shall be one of Borrower's Subsidiaries, as specified by Borrower in the request for issuance of such Letter of Credit made pursuant to subsection 2.1B.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" has the meaning assigned to that term in the introduction to this Agreement.

         "Borrower Property" has the meaning assigned to such term in subsection 4.18D.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

         "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash" means money, currency or a credit balance in a Deposit Account.

         "CERCLA" has the meaning assigned to that term in subsection 4.18A.

         "Chase" means The Chase Manhattan Bank and its successors.

         "Chase USA" means Chase Manhattan Bank USA, N.A. and its successors.

         "Collateral"   means  any  and  all  "Collateral"  as  defined  in  any
applicable Security Document.

         "Collateral Agent" means Chase, in its capacity as collateral agent for the Secured Parties (as defined in the Security Agreement) under the Security Documents.

         "Collateral and Guarantee Requirement" means the requirement that:

                  (a) Administrative Agent shall have received from each Loan Party either (i) a counterpart of each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests of each Subsidiary owned directly by any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge (x) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party and (y) any Equity Interests of Immaterial Subsidiaries) and Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of Borrower and each Subsidiary, except for Immaterial Subsidiaries, that is owing to any Loan Party and is in an amount of at least $100,000 shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and Administrative Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) a completed Perfection Certificate dated the Effective Date and signed by a financial officer of Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by subsection 6.2 or have been released.

                  (e) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement (including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to Administrative Agent for filing, registration or recording;

                  (f) Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by subsection 6.2, together with such endorsements, coinsurance and reinsurance as Administrative Agent may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; and

                  (g) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of business of Borrower or any such Subsidiary.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in subsection 2.2A, as the same may be changed from time to time pursuant to subsection 2.7A(iv) or 9.2.

         "Commitment Fees" has the meaning assigned to that term in subsection 2.6A.

         "Commodities Agreement" means any forward contract, forward option, futures contract, futures option, or similar agreement or arrangement entered into by Borrower designed to protect Borrower or any of its Subsidiaries from fluctuations in the price of commodities, and not for speculative purposes.

         "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit V delivered to Lenders by Borrower pursuant to subsection 5.1(iv).

         "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus
(iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, plus (iv) costs and expenses associated with any Receivables Purchase Program, whether accounted for as interest expense or loss on the sale of receivables, minus (b) the sum of (i) interest income of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest for such period in respect of instruments that permit non-cash payments in satisfaction of obligations thereunder, plus (iv) to the extent included in such consolidated interest expense, all non-recurring transaction and financing expenses resulting from the Restatement Transactions and all non-recurring expenses arising from the termination of any Interest Rate Protection Agreements.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) any non-recurring non-cash charges for such period, (v) all non-recurring transaction and financing expenses resulting from the Restatement Transactions and all non-recurring expenses arising from termination of any Interest Rate Protection Agreements and (vi) Excluded Charges and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Lease Expense" shall mean, for any period, all rental expenses of Borrower and the Subsidiaries during such period under operating leases for real or personal property, excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than Capital Lease Obligations, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income or loss of Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income or loss of any Joint Venture or any other Person in which Borrower or any Subsidiary (other than any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, the accounts of which are not consolidated with those of Borrower in Borrower's consolidated financial statements in accordance with GAAP, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any Subsidiary or the date that such Person's assets are acquired by Borrower or any Subsidiary.

         "Consolidated Net Worth" means, as of any date, (a) the sum of (i) common stock taken at par or stated value, (ii) preferred stock taken at its liquidation value, (iii) capital surplus relating to common stock and (iv) retained earnings (or deficit) at such date minus (b) the sum of treasury stock at such date, all determined for Borrower and its Subsidiaries in accordance with GAAP and after giving effect to all adjustments required thereby.

         "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof, or (iii) under Commodities Agreements, Currency Agreements or Interest Rate Protection Agreements. Contingent Obligations shall include, without limitation, (i) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and
(ii) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (a) or (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported; provided, however, that, in the case of any obligation supported by any property of Borrower or any Subsidiary of Borrower, if the related obligee shall have recourse solely to such supporting property, the amount of the related Contingent Obligation shall be equal to the fair market value of such supporting property.

         "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Currency Agreement" means any forward contract, forward option, futures contract, futures option, foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by Borrower designed to protect Borrower or any of its Subsidiaries against fluctuations in foreign exchange rates, and not for speculative purposes.

         "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "Disclosure Letter" means the letter of Borrower substantially in the form of Schedule O annexed hereto delivered to Lenders on such date setting forth certain exceptions to the representations and warranties of Borrower contained in Section 4.

         "Dollars", "dollars" or the sign "$" means the lawful money of the United States of America.

         "Effective Date" means the date on which the conditions specified in subsection 3.1 are satisfied.

         "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund that in the ordinary course of business extends credit of the type evidenced by the Loans and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA; or (iii) any other financial institution reasonably satisfactory to Borrower and Administrative Agent.

         "Environmental Event" means (i) any event, fact or violation of any Environmental or Asbestos Law that Borrower or any of its Subsidiaries reports or that is reportable to any governmental authority under any applicable Environmental or Asbestos Law, (ii) the awareness of Borrower or any Subsidiary of Borrower of any actual or threatened inquiry, proceeding, investigation or other action, including any request for information or notice of potential environmental liability of Borrower or any Subsidiary from any Person, (iii) the discovery by Borrower or any Subsidiary of Borrower of any alleged material violation by Borrower or any Subsidiary of any applicable Environmental or Asbestos Law or the occurrence of any material event, the subject matter of which is covered under any Environmental or Asbestos Law not otherwise referred to under clause (i) above or (iv) the discovery of the release or threatened release of any Hazardous Substance at, on, under or from any Borrower Property in excess of reportable or allowable standards or levels under any applicable Environmental or Asbestos Law or in a manner and/or amount that could reasonably be expected to require remediation or result in liability under any applicable Environmental or Asbestos Law.

         "Environmental Laws" means all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect (including all Asbestos Laws), relating to pollution or protection of the environment and relating to public health, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances, or wastes, including, without limitation, any Hazardous Substance, petroleum, including crude oil or any fraction thereof or any petroleum product or other wastes, chemicals or substances regulated by any Environmental Law, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances and (iii) underground storage tanks, and related piping, and emissions, discharges and releases or threatened releases therefrom.

         "Environmental Liens" shall mean any Lien arising under, or imposed pursuant to, CERCLA 42 U.S.C. ss. 9607(1), or any comparable state law, relating to any remedial or response action on any real property of Borrower or any Subsidiary.

         "Equity   Interests"   means  shares  of  capital  stock,   partnership
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414 of the Internal Revenue Code and the regulations promulgated thereunder.

         "Euro" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the new EMU legislation.

         "Eurodollar Rate" means, with respect to any Eurodollar Rate Revolving Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Rate with respect to such Eurodollar Rate Revolving Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Eurodollar Rate Revolving Loan" means any Revolving Loan bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.5A.

         "Event of Default" means each of the events set forth in Section 7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit or any other Indebtedness of Borrower or its Subsidiaries, the nominal rate of exchange of Fronting Bank in the case of Letters of Credit, or Administrative Agent in the case of all other Indebtedness, in the New York foreign exchange market for the purchase by Fronting Bank or Administrative Agent, as the case may be, (by cable transfer) of such currency in exchange for Dollars at 12:00 noon, New York time, one Business Day prior to such date, expressed as the number of units of such currency per one Dollar.

         "Excluded Charges" means the non-recurring charges incurred or to be incurred during the four fiscal quarters commencing with the fiscal quarter ending on October 1, 2000 and ending with the fiscal quarter ending on July 1, 2001 in respect of restructurings, asset impairments or asset write-downs in an amount not to exceed in the aggregate $67,000,000.

         "Existing   Indebtedness"   means  indebtedness  of  Borrower  and  its
Subsidiaries listed on Schedule C annexed hereto.

         "Existing Letters of Credit" means the Letters of Credit issued for the benefit of Borrower or any Subsidiary of Borrower and in effect on the Effective Date and listed on Schedule H annexed hereto.

         "Existing Notes" means Borrower's 7.25% Notes due September 15, 2005, and Borrower's 7.25% Notes due August 1, 2027.

         "FCAA" has the meaning assigned to that term in subsection 4.18A.

         "Floor Accents Sale" means the sale of Borrower's Floor Accents business (whether in the form of an asset sale or a sale of equity interests).

         "Foreign Factoring Agreement" means the export receivables agreements between (i) Nationsbanc Commercial Corporation and Borrower dated as of September 9, 1997 and (ii) Nationsbanc Commercial Corporation and The Bacova Guild, Ltd. dated as of June 3, 1998.

         "Foreign Factoring Program" means the transactions contemplated by the Foreign Factoring Agreement.

         "Foreign Subsidiary" means any Subsidiary of Borrower organized under the laws of a jurisdiction other than the United States of America or any State thereof.

         "Freely Available Foreign Currencies" means, at any time, Euro, Sterling and any other currency other than Dollars that is determined by Administrative Agent to be freely available to financial institutions on foreign exchange markets in New York and London at such time.

         "Fronting Bank" means Chase USA, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Fronting Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of Fronting Bank, including with respect to Letters of Credit denominated in Freely Available Foreign Currencies, and in each such case the term "Fronting Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Fronting Bank at any time, references herein and in the other Loan Documents to Fronting Bank shall be deemed to refer to Fronting Bank in respect of the applicable Letter of Credit or to all Fronting Banks, as the context requires. Notwithstanding the foregoing, each institution listed in Schedule H shall be deemed to be a Fronting Bank with respect to the Existing Letters of Credit issued by it.

         "Funding Date" means the date of the funding of a Loan.

         "FWCPA" has the meaning assigned to that term in subsection 4.18A.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided, however, compliance by Borrower with the financial covenants set forth in subsections 6.12, 6.13, 6.14, 6.15, 6.16 and 6.17 shall be calculated in accordance with GAAP as in effect on the Effective Date.

         "Government Acts" has the meaning assigned to that term in subsection 2.1.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreement" means each Guarantee Agreement, substantially in the form of Exhibit VII, made by a Subsidiary Loan Party in favor of Administrative Agent for the benefit of the Secured Parties.

         "Hazardous Substance" means (a) petroleum products and by-products, asbestos, urea formaldahyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; or (b) any chemical, material substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

         "Immaterial Subsidiary" means those subsidiaries of Borrower which (a) are inactive, (b) own assets of less than $10,000 and (c) have no outstanding Indebtedness pursuant to which it is an obligor.

         "Indebtedness"  of any  Person  means,  without  duplication,  (a)  all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty issued by third parties, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement substantially in the form of
Exhibit VI, among  Borrower,  the  Subsidiary  Loan  Parties and  Administrative
Agent.

         "Information Memorandum" means the Confidential Information Memorandum of Borrower dated October 2000, as amended or supplemented by Borrower and Chase through the Effective Date.

         "Insuratex" means Insuratex, Ltd., a Bermuda corporation.

         "Intercompany Indebtedness" means any Indebtedness of Borrower or any of its Subsidiaries or Joint Ventures which, in the case of Borrower, is owing to any Subsidiary or Joint Venture and which, in the case of any Subsidiary or Joint Venture, is owing to Borrower or any other Subsidiary or Joint Venture of Borrower.

         "Intercompany Preferred Stock" means preferred equity interest or capital stock of any Subsidiary held by Borrower or any other Subsidiary.

         "Interest Coverage Ratio" means, with respect to any fiscal period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for such fiscal period.

         "Interest Payment Date" means, with respect to any Eurodollar Rate Revolving Loan, the last day of each Interest Period applicable to such Loan and, in the case of each Interest Period of three months or longer, the last day of each three-month period following the first day of, and occurring during, said Interest Period.

         "Interest Period" has the meaning assigned to that term in subsection 2.5B.

         "Interest Rate Determination Date" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Eurodollar Rate Revolving Loan.

         "Interest Rate Protection Agreement" means any forward contract, forward option, futures contract, futures option, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by Borrower designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates, and not for speculative purposes.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "Joint Venture" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership or other legal form in which Borrower or any Subsidiary has any direct or indirect Equity Interest and that is not a Subsidiary.

         "Lender" and "Lenders" have the meanings assigned to those terms in the introduction to this Agreement and shall include Administrative Agent in its individual capacity.

         "Letter of Credit" or "Letters of Credit" means (i) the Commercial Letter of Credit or Commercial Letters of Credit and Standby Letter of Credit or Standby Letters of Credit and (ii) the Existing Letter of Credit or Existing Letters of Credit.

         "Letters of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Fronting
Bank  and  not  theretofore   reimbursed  by  Borrower.  For  purposes  of  this
definition: (x) any amount described hereunder which is denominated in a currency other than dollars shall be valued based on the applicable Exchange Rate for such currency as of such date of determination; and (y) (aa) the first such date of determination with respect to any non-Dollar-denominated Letter of Credit shall be its date of issuance, and (bb) thereafter, Administrative Agent shall recalculate the value of all such Letters of Credit outstanding no less frequently than once per calendar week.

         "Leverage Ratio" means, on any date, the ratio of (i) Total Indebtedness as of such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Borrower most recently ended prior to such date). For purposes of the foregoing, Total Indebtedness shall at all times include obligations of such Persons attributable to the Receivables Purchase Program.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" or "Loans" means one or more of the loans made by Lenders to Borrower pursuant to subsection 2.2A and 2.3A.

         "Loan Documents" means this Agreement, Letters of Credit, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

         "Loan Parties" means Borrower and the Subsidiary Loan Parties.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

         "Maturity Date" means the earlier of (a) June 5, 2003 and (b) the Receivables Date.

         "Mexican Credit Agreement" means the Credit Agreement dated as of November 20, 1998, among Proyectos Burlmex, S. de R.L. de C.V., as Borrower,
Burlington   Industries,   Inc.,  as  Guarantor,   the  Lenders  party  thereto,
Nationsbank, N.A., as Administrative Agent and Nationsbanc Montgomery Securities, LLC, as Arranger.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to Collateral Agent.

         "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule M, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to subsections 5.10 or 5.11.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.

         "1995 Credit Agreement" means the Credit Agreement dated as of September 30, 1988, as amended and restated as of November 8, 1995, among Borrower, the lenders listed therein, Chemical Bank, Bank of America Illinois, The Bank of Nova Scotia, The Chase Manhattan Bank, First Union National Bank of North Carolina, Nationsbank, N.A., and Wachovia Bank of North Carolina, N.A., as managing agents, Chemical Bank, as administrative agent, and The Bank of Nova Scotia as Fronting Bank.

         "Nano-Tex" means Nano-Tex, LLC, a California limited liability company, and its successors in interest.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Borrower and the Subsidiaries and (iv) the amount of any reserves established by Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Borrower).

         "Notes Indenture" means the indenture governing the Existing Notes dated as of September 1, 1995, between Borrower and the Trustee (as defined therein).

         "Notice  of  Borrowing"  means a  notice  substantially  in the form of
Exhibit III annexed hereto with respect to a proposed borrowing.

         "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit IV with respect to a proposed conversion or continuation.

         "Obligations" has the meaning assigned to such term in the Security Agreement.

         "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman or Vice Chairman of the Board (if an officer) or its President or one of its Vice
Presidents and by its Chief Financial Officer or its Controller or its Treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code and which is maintained for employees of Borrower or any ERISA Affiliate of Borrower, other than a Multiemployer Plan.

         "Perfection Certificate" means a certificate in the form of Annex I to the Security Agreement or any other form approved by Collateral Agent.

         "Permitted Encumbrances" means the following types of Liens:

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;

                  (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore;

                  (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which is addressed in subsections 7.13 and 7.14) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) Any attachment or judgment Lien not in excess of $10,000,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) and any other attachment or judgment lien unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (v) Leases or subleases granted to others not interfering in any material respect with the business of Borrower or any Subsidiary Loan Party;

                  (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary Loan Party;

                  (vii) Liens arising from Uniform Commercial Code financing statements regarding leases permitted by this Agreement;

                  (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (ix) Liens securing surety bonds in an amount not to exceed individually or in the aggregate $5,000,000 at any time outstanding, of which not more than $2,000,000 may at any time have been incurred other than in the ordinary course of business;

                  (x) Liens securing appeal bonds, which Liens do not cover assets having a value in excess of $25,000,000 individually or in the aggregate at any time and which assets are valued at the greater of (A) fair market value and (B) book value;

                  (xi) Environmental Liens for amounts involving, individually or in the aggregate, a liability (exclusive of any amount covered by insurance as to which the insurance carrier has acknowledged coverage without reservation of rights) not in excess of $15,000,000 (A) to the extent that the related sums are not yet delinquent or the validity or amount of such Liens is being contested in good faith and such reserves or other appropriate provisions, if any, as required by GAAP shall have been made therefor or (B) that are released or otherwise discharged within 10 Business Days after an officer of Borrower or any Subsidiary of Borrower obtains knowledge thereof;

                  (xii) Liens securing performance bonds in an aggregate amount not to exceed $10,000,000 at any time outstanding in connection with the sale of products by Borrower or any Subsidiary Loan Party pursuant to United States, state or local government contracts;

                  (xiii) any license or sublicense in existence on the Effective Date or similar arrangements entered into in the ordinary course of business;

                  (xiv) customary security deposits under operating leases in the ordinary course of business;

                  (xv) customary rights of set off, revocation, refund or charge back under deposit agreements or under the Uniform Commercial Code of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

                  (xvi) Liens in favor of banks which arise under Article 4 of the Uniform Commercial Code on items in collection and the documents relating thereto and proceeds thereof; and

                  (xvii) Liens in respect of interests of consignors and UCC filings by consignors in respect of segregated inventory, if any, held on consignment; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses
         (a) and (b) above; and

                  (f) Cash.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit VIII, among Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within the applicable grace or cure period.

         "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction but excluding licenses of intellectual property) of any property or asset of Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b) and (d) of subsection 6.5 and (ii) any disposition described in clause
         (e) of subsection 6.5 to the extent that (A) the Net Proceeds from any such disposition do not exceed $1,000,000 and (B) the Net Proceeds from any such disposition, together with the Net Proceeds from any other such disposition that occurs in the same fiscal year as such disposition, do not exceed $5,000,000; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after receipt thereof.

         "Pro Rata Share" means, with respect to each of the Commitments of each Lender and each Revolving Loan (including Swingline Loans and Letters of Credit) to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Revolving Loans or such payments, as applicable, set forth under the name of such Lender on Schedule B annexed hereto, in each case as such Pro Rata Share may change from time to time as a result of assignments made pursuant to subsection 9.2 or 9.16.

         "Qualified Borrower PIK Preferred Stock" means any preferred capital stock or preferred equity interest of Borrower (a) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Maturity Date and (b) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (i) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Borrower PIK Preferred Stock, or (iii) become redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Maturity Date.

         "Receivables Date" means the later of (a) November 10, 2002 and (b) the date that is 30 days prior to the termination date (maturity date) of the Receivables Purchase Program, after giving effect to any amendment, refinancing or replacement thereof after the Effective Date that is permitted hereunder.

         "RCRA" has the meaning assigned to that term in subsection 4.18A.

         "Receivables Purchase Agreement" means the agreement pursuant to which the Receivables Subsidiary purchases accounts receivable of the sellers listed therein, dated as of December 10, 1997, as such agreement is amended, supplemented or otherwise modified, extended or restated from time to time.

         "Receivables Purchase Facility" means the receivables purchase facility established by Receivables Subsidiary in connection with the Receivables Purchase Agreement through that certain loan agreement dated as of December 10, 1997 among the Receivables Subsidiary, certain financial institutions as liquidity and/or conduit lenders and/or agent or agents, as such agreement is amended, supplemented or otherwise modified, extended or restated from time to time, that certain amended and restated facility agreement dated as of December 10, 1997 among the Receivables Subsidiary, Borrower and agents, as such agreement is amended, supplemented or otherwise modified, extended or restated from time to time, and that certain security agreement dated as of December 10, 1997 among the Receivables Subsidiary and agents, as such agreement is amended, supplemented or otherwise modified, extended or restated from time to time.

         "Receivables Purchase Program" means (a) the transactions contemplated by the agreements related to the Receivables Purchase Facility and (b) any subsequent receivables purchase program that shall refinance and replace the receivables purchase program described in clause (a) above, provided that the documentation in respect of any such subsequent receivables program (i) shall be reasonably satisfactory to Administrative Agent, (ii) shall not contain (A) any covenants in respect of Borrower or any Subsidiary of Borrower (other than Receivables Subsidiary) as to matters that are the subject matter of Section 6 of this Agreement that are more restrictive than the covenants set forth in
Section 6 of this  Agreement or (B) any  cross-default  to this  Agreement,  and
(iii) shall have a termination date (maturity date) later than the Receivables Purchase Facility.

         "Receivables Subsidiary" means B.I. Funding, Inc. or its successor in interest, which, in either case, is a wholly owned, bankruptcy-remote, special purpose subsidiary of Borrower formed in connection with the Receivables Purchase Program.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Reporting Division" means each of the divisions of the operations of Borrower, as set forth on Schedule J annexed hereto as such Schedule J may hereafter be amended, supplemented or modified from time to time by Borrower.

         "Requisite Lenders" means at any time (a) for purposes of acceleration of Loans pursuant to Section 7, Lenders holding in excess of 662/3% of the aggregate principal amount of the Loans outstanding at such time and (b) for any other purpose, Lenders having Commitments representing in excess of 662/3% of the Total Commitments at such time.

         "Restatement Transactions" means the amendment and restatement of the 1995 Credit Agreement, including the granting of Liens contemplated by the Collateral and Guarantee Requirement, on the terms and subject to the conditions set forth herein.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in
Borrower or any Subsidiary (including stock repurchases), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Borrower or any Subsidiary.

         "Revolving Loans" means revolving loans made by Lenders to Borrower pursuant to subsection 2.2A. Each Revolving Loan shall be a Eurodollar Rate Revolving Loan or an ABR Loan.

         "Rights Plan" means Borrower's Shareholders' Rights Plan adopted December 3, 1997.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Security Agreement" means the Security Agreement substantially in the form of Exhibit IX, among Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

         "Security Document" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to subsections 5.10 and 5.11 to secure any of the obligations.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Senior Secured Indebtedness" means, with respect to Borrower and the Subsidiaries on a consolidated basis at any time (without duplication), any Indebtedness at such time that constitutes Total Indebtedness and that is secured by a Lien, including the Loans and the obligations arising in respect of the Receivables Purchase Program.

         "Senior Secured Leverage Ratio" means, on any date, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Borrower most recently ended prior to such date).

         "Specified Mortgage Property" means each parcel of real property and improvements thereto owned by a Loan Party and identified on Schedule M-1.

         "Standby Letter of Credit" means any letter of credit that is not a Commercial Letter of Credit.

         "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which Administrative Agent is subject with respect to the Base CD Rate for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Sterling" means the lawful money of the United Kingdom.

         "subsidiary" means, with respect to any Person ("parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of Borrower, other than Nano-Tex.

         "Subsidiary Loan Party" means any Subsidiary that is not (i) a Foreign Subsidiary or (ii) an Immaterial Subsidiary.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Share of the total Swingline Exposure at such time.

         "Swingline Lender" means Chase, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.3.

         "Termination Event" means (i) a "Reportable Event" described in Section 4043(6) of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations) or (ii) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of trustee to administer, any Pension Plan; provided, however, that for the purposes of Section 4 only, the termination of any Pension Plan and any action taken with respect to such termination shall not be a Termination Event if Borrower and its ERISA Affiliates have not and are not reasonably expected to incur net liabilities aggregating more than $15,000,000 (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto), or to any other party under Sections 4062, 4063, and 4064 of ERISA or any other provision of law) resulting from or associated with such termination.

         "Total Commitment" means at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

         "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation for borrowed money. Without limiting the generality of the foregoing, "Total Indebtedness" includes obligations arising in respect of the Receivable Purchase Program.

         "Total Utilization of Commitments" means, at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans and (ii) the Letters of Credit Usage.

         "TSCA" has the meaning assigned to that term in subsection 4.18A.

         1.2      Accounting Terms.

         For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.3      Other Definitional Provisions; Anniversaries.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement, and references to "Exhibits" and "Schedules" shall be to Exhibits and Schedules, respectively, to this Agreement, in each case unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of the Effective Date shall occur on the same day of the applicable month as the day of the month on which the Effective Date occurred; provided that if the applicable month has no such day (i.e., 29, 30 or 31), the monthly anniversary shall be deemed to occur on the last day of the applicable month.

Section 2         AMOUNT AND TERMS OF COMMITMENTS AND LOANS

         2.1      Letters of Credit.

         A. Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, in addition to requesting that Lenders make Loans pursuant to subsection 2.2, Borrower may request, in accordance with the provisions of this subsection 2.1A, that on and after the Effective Date Fronting Bank issue Letters of Credit for the account of Borrower; provided that (a) Borrower shall not request that Fronting Bank issue any Letter of Credit if, after giving effect to such issuance, (i) the Total Utilization of Commitments at such time would exceed the Total Commitment then in effect or (ii) the Letters of Credit Usage would be in excess of $75,000,000 and (b) in no event shall Fronting Bank issue (w) any Letter of Credit having an expiration date later than the fifth Business Day prior to the Maturity Date, (x) any Letter of Credit denominated in a currency other than Dollars unless Borrower shall have entered into a Currency Agreement in form and substance satisfactory to Fronting Bank and covering the stated amount of such Letter of Credit; provided that Standby Letters of Credit denominated in a currency other than Dollars may only be denominated in Freely Available Foreign Currencies and the aggregate amount of such Standby Letters of Credit denominated in Freely Available Foreign Currencies shall not exceed, at any time, the Dollar equivalent of $5,000,000, based on the applicable Exchange Rate at such time, (y) any Standby Letter of Credit having an expiration date more than eighteen months after its date of issuance; provided that, subject to the foregoing clause (w), this clause (y) shall not prevent Fronting Bank, with the consent of Requisite Lenders, from agreeing that (aa) a Standby Letter of Credit, denominated in Dollars, will automatically be renewed annually for a period not to exceed one year if Fronting Bank does not cancel such renewal or
(bb) a Standby Letter of Credit, denominated in a currency other than dollars, will automatically be renewed annually for a period not to exceed one year if Fronting Bank does not cancel such renewal and, with respect to non-dollar-denominated Letters of Credit, upon the request of Fronting Bank at the time of such renewal, Borrower shall enter into a Currency Agreement in form and substance satisfactory to Fronting Bank and covering such stated amount of such Letter of Credit requested by Fronting Bank (failure by Borrower to enter into such a Currency Agreement to be sufficient grounds for cancellation by Fronting Bank of its non-dollar-denominated Letter of Credit), or (z) any Commercial Letter of Credit having an expiration date which is not acceptable to Fronting Bank in its reasonable discretion or which is more than 180 days after its date of issuance (it being understood that any Commercial Letter of Credit having an expiration date of at least 30 days shall be acceptable to Fronting
Bank). The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.1 shall be given effect in the calculation of the Total Utilization of Commitments and shall require the satisfaction of each condition set forth in subsections 3.2 and 3.3.

         Immediately upon the issuance of each Letter of Credit (or deemed issuance in respect of Existing Letters of Credit), each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from Fronting Bank a participation in such Letter of Credit and drawing thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

         Each Letter of Credit may provide that Fronting Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to Fronting Bank for distribution to Lenders (or, if all Obligations shall have been indefeasibly paid in full, to Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by Fronting Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by Fronting Bank under the related Letter of Credit.

         B. Notice of Issuance. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and Fronting Bank a written notice no later than 1:00 P.M. (New York time) at least ten Business Days (in the case of Standby Letters of Credit), or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by Fronting Bank in any particular instance, in advance of the proposed date of issuance. That notice shall specify (i) the proposed date of issuance, amendment, renewal or extension (which shall be a business day under the laws of the jurisdiction of Fronting Bank), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit (which shall comply with Subsection 2.1A), (iv) the name and address of the beneficiary, (v) the Benefitted Subsidiary or Benefitted Subsidiaries, if any, with respect to such Letter of Credit and the amount inuring to the benefit of each such Benefitted Subsidiary and (vi) the currency in which the Letter of Credit is requested to be denominated (which shall be Dollars or, subject to subsection 2.1A, a Freely Available Foreign Currency). Prior to the date of issuance, Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require Fronting Bank to make payment under the Letter of Credit; provided that Fronting Bank, in its sole reasonable judgment, may require changes in any such documents and certificates, and provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction of Fronting Bank) that such draft is presented if such presentation is made after 11:00 A.M. in the time zone of Fronting Bank on such business day. In determining whether to pay under any Letter of Credit, Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after receipt of a notice of issuance of a Letter of Credit, Administrative Agent shall notify each Lender of the proposed issuance and the amount of each Lender's respective participation therein, determined in accordance with subsection 2.1A.

         C. Computations.  Interest and fees payable pursuant to this subsection
2.1 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period of accrual.

         D. Payment of Amounts Drawn Under Letters of Credit. In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, Fronting Bank shall notify Borrower and Administrative Agent on or before the date on which Fronting Bank intends to honor such drawing, and Borrower shall reimburse Fronting Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing in Dollars or a Freely Available Foreign Currency, as applicable; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and Fronting Bank prior to 11:00 A.M. (New York time) on the Business Day immediately prior to the date of such drawing that Borrower intends to reimburse Fronting Bank for the amount of such drawing with
(a) funds other than the proceeds of Revolving Loans or (b) to the extent otherwise permitted under this Agreement, funds that are proceeds of Loans that are Eurodollar Rate Revolving Loans, Borrower shall be deemed to have timely given a Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans which are ABR Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in subsection 3.3C, Lenders shall, on the date of such drawing, make Revolving Loans which are ABR Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Fronting Bank for the amount of such drawing; and further provided that, if for any reason, proceeds of Loans are not received by Fronting Bank on such date in an amount equal to the amount of such drawing, Borrower shall reimburse Fronting Bank, on the business day (under the laws of the jurisdiction of Fronting Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.1F(1)(ii).

         If Borrower fails to make such reimbursement payment when due in respect of a Letter of Credit denominated in a Freely Available Foreign Currency, automatically and with no further action required, Borrower's obligation to reimburse the applicable drawing shall be permanently converted into an obligation to reimburse the Dollar equivalent, calculated using the Exchange Rates on the date when such payment was due, of such drawing, and Administrative Agent shall promptly notify Fronting Bank and each other Lender of the applicable drawing, the Dollar equivalent thereof, and the payment then due from Borrower in respect thereof.

         E. Payment by Lenders. In the event that Borrower shall fail to reimburse Fronting Bank as provided in subsection 2.1D in an amount equal to the amount of any drawing honored by Fronting Bank under a Letter of Credit issued by it, Fronting Bank shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to Fronting Bank, in Dollars, an amount equal to its Pro Rata Share of (i) each Letter of Credit disbursement made by Fronting Bank in Dollars and (ii) the Dollar equivalent of each Letter of Credit disbursement made by Fronting Bank denominated in a Freely Available Foreign Currency, as applicable, and, in each case, not reimbursed by Borrower on the date due as provided in subsection 2.1D, or of any reimbursement payment required to be refunded to Borrower for any reason in same day funds, at the office of Fronting Bank specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of Fronting
Bank) after the date notified by Fronting Bank. In the event that any Lender fails to make available to Fronting Bank the amount of such Lender's participation in such drawing under such Letter of Credit as provided in this subsection 2.1E, Fronting Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Alternate Base Rate. Nothing in this subsection 2.1E shall be deemed to prejudice the right of any Lender to recover from Fronting Bank any amounts made available by such Lender to Fronting Bank pursuant to this subsection 2.1E in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by Fronting Bank in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Fronting Bank. Fronting Bank shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.1E with respect to any Letter of Credit issued by Fronting Bank such other Lender's Pro Rata Share of all payments received by Fronting Bank from Borrower in reimbursement of drawings honored by Fronting Bank under such Letter of Credit when such payments are received, plus accrued interest on such amount received pursuant subsection 2.1F(1)(ii).

         F. Compensation. (1) Borrower agrees to pay the following amounts to Fronting Bank with respect to Letters of Credit issued by it:

                  (i) with respect to outstanding Letters of Credit, a fee equal to 1/8 of 1% per annum on the aggregate face amount of all such outstanding Letters of Credit, payable in arrears on and through the last day of each fiscal quarter of Borrower and upon the termination of Fronting Bank's obligation hereunder to issue Letters of Credit;

                  (ii) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by Fronting Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.1D) at a rate which is at all times equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for ABR Loans; and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with Fronting Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

         (2) Borrower agrees to pay to Administrative Agent for distribution to each Lender in respect of all Letters of Credit outstanding such Lender's Pro Rata Share of a commission equal to a per-annum rate equal to the Applicable Rate for interest on Eurodollar Rate Revolving Loans on the aggregate face amount of all such outstanding Letters of Credit, payable in arrears on and through the last day of each fiscal quarter of Borrower and upon the termination of the Commitments.

         Promptly upon receipt by Administrative Agent of any amount described in clause (2) of this subsection 2.1F, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount. Amounts payable under clause (l) of this subsection 2.1F shall be paid directly to Fronting Bank.

         G. Obligations Absolute. The obligation of Borrower to reimburse Fronting Back for drawings made under the Letters of Credit issued by it and the obligations by Lenders under subsection 2.1E shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (1) any lack of validity or enforceability of any Letter of Credit;

                  (2) the existence of any claim, setoff, defense or other right which Borrower or any Affiliate of Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), Fronting Bank, any Lender (other than the defense of payment in accordance with the terms of this Agreement or any defense based on the gross negligence or wilful misconduct of Fronting Bank) or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

                  (3) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by Fronting Bank under such Letter of Credit against presentation of such draft, demand, certificate or other document shall not have constituted gross negligence or wilful misconduct of Fronting Bank;

                  (4) payment by Fronting Bank under any Letter of Credit against presentation of a draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or wilful misconduct of Fronting Bank;

                  (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing, provided that such circumstance or happening shall not have constituted gross negligence or wilful misconduct of Fronting Back; or

                  (6) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing, in which case, all amounts that Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to Administrative Agent in respect of drawings made under any Letter of Credit denominated in a Freely
         Available Foreign Currency shall be converted into the Dollar equivalent, calculated using the Exchange Rates on such date.

         It is  understood  that in making any payment  under a Letter of Credit
(A) Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof, shall, in each case, not be deemed wilful misconduct or gross negligence of Fronting Bank.

         H. Additional Payments. If by reason of (a) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by Fronting Bank or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

                  (i) any reserve, deposit or similar requirement (including a reserve, deposit or similar requirement that takes the form of a tax) is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by Fronting Bank or participations therein purchased by any Lender; or

                  (ii) there shall be imposed on Fronting Bank or any Lender any other condition regarding this subsection 2.1, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to Fronting Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by Fronting Bank or any Lender, then and in any such case Fronting Bank or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower and Borrower shall pay on demand such amounts as Fronting Bank or such Lender may specify to be necessary to compensate Fronting Bank or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to ABR Loans then in effect; provided, however, that this subsection 2.1H shall not apply to any additional cost or reduction in amounts receivable that is attributable to taxes except as specified is subparagraph (i) above. The determination by Fronting Bank or any Lender, as the case may be, of any amount due pursuant to this subsection 2.1H as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

         I. Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from
Administrative Agent or Requisite Lenders demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with Administrative Agent, in the name of Administrative Agent and for the benefit of Lenders, an amount in Dollars and in cash equal to the aggregate amount of outstanding Letters of Credit as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Freely Available Foreign Currency Letters of Credit or drawings in a Freely Available Foreign Currency that Borrower is not late in reimbursing shall be deposited in the applicable Freely Available Foreign Currency, in the actual amounts of such undrawn Letters of Credit and drawings and (ii) upon the occurrence of any Event of Default with respect to Borrower described in subsections 7.6 or 7.7 of Section 7, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in Dollars, without demand or other notice of any kind. For the purposes of this paragraph, the aggregate amount of outstanding Letters of Credit issued in Freely Available Foreign Currencies shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to Borrower. Each such deposit shall be held by Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Administrative Agent and at Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Administrative Agent to reimburse Fronting Bank for drawings under any Letter of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the Letter of Credit Usage at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

         J. Indemnification; Nature of Fronting Bank's Duties. In addition to amounts payable as elsewhere provided in this subsection 2.1, without duplication, Borrower hereby agrees to protect, indemnify, pay and save Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees, other charges and disbursements and allocated costs of internal counsel but excluding any taxes) which Fronting Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of Fronting Bank or (ii) the failure of Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

         As between Borrower and Fronting Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Fronting Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, as between Borrower and the Fronting Bank, Fronting Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Fronting Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of Fronting Bank's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions herein above set forth, any action taken or omitted by Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put Fronting Bank under any resulting liability to Borrower.

         Notwithstanding anything to the contrary contained in this subsection 2.1, Borrower shall have no obligation to indemnify Fronting Bank in respect of any liability incurred by Fronting Bank arising solely out of the gross negligence or willful misconduct of Fronting Bank or out of the wrongful dishonor by Fronting Bank of proper demand for payment made under the Letters of Credit issued by it.

         2.2      Loans.

         A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender having a Commitment hereby severally agrees to make Revolving Loans to Borrower at any time and from time to time on and after the Effective Date and until the earlier of the Maturity Date or the termination of such Lender's Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not in excess of the Commitment of such Lender set forth on Schedule B, as reduced from time to time pursuant to subsection 2.7A(iv) or subsection 9.2, less such Lender's Pro Rata Share of the Letters of Credit Usage at such time, subject, however, to the conditions that
(I) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Revolving Loans and Swingline Loans and (y) the Letters of Credit Usage exceed (B) the Total Commitment and (II) at all times the outstanding aggregate principal amount of all Revolving Loans made by each Lender shall equal the product of (A) the Percentage that its Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Revolving Loans made pursuant to this subsection 2.2.

         Subject to subsection 2.9D, all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder nor shall any Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder. Amounts borrowed by Borrower under subsection 2.2A may, subject to the limitations set forth in subsection 2.7A(i), be paid or prepaid and, subject to the other limitations set forth in this Agreement, to but excluding the Maturity Date, reborrowed. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount or, if less, the unutilized amount of the Commitments then available hereunder.

         B. Notice of Borrowing. Subject to subsection 2.2A, whenever Borrower desires to borrow Revolving Loans under this subsection 2.2, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least three Business Days in advance of the proposed Funding Date in the case of Eurodollar Rate Revolving Loans and at least one Business Day in advance of the proposed Funding Date in the case of ABR Loans; provided, however, that the Notice of Borrowing with respect to the initial Loans shall be delivered to Administrative Agent by 12:00 noon (New York time) one Business Day in advance of the Effective Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Revolving Loans, (iii) whether such Loans are initially to consist of ABR Loans or Eurodollar Rate Revolving Loans or a combination thereof, and (iv) if such Loans, or any portion thereof, are initially to be Eurodollar Rate Revolving Loans, the amounts thereof and the initial Interest Periods therefor; provided that the minimum amount of Eurodollar Rate Loans with a particular Interest Period included as a portion of any such combination, if any, shall be $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Revolving Loans may be continued as or converted into ABR Loans and Eurodollar Rate Revolving Loans in the manner provided is subsection 2.5D. In lieu of delivering the above-described Notice of Borrowing, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing of Revolving Loans under this subsection 2.2; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on the date of such notice.

         Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above which Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2B and, upon funding of Revolving Loans by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrower shall have effected Revolving Loans hereunder. Except as provided in subsection 2.9D, a Notice of Borrowing for a Eurodollar Rate Revolving Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

         C. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.2B (or telephonic notice in lieu thereof), Administrative Agent shall notify each applicable Lender of the proposed borrowing. Each such Lender shall make the amount of its Revolving Loan available to Administrative Agent, in same day funds, at the office of Administrative Agent located at 270 Park Avenue, New York, New York, not later than 12:00 Noon (New York time) on the Funding Date and Administrative Agent shall by 1:00 P.M. (New York time) make the proceeds of such Revolving Loans available to Borrower on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Revolving Loans received by Administrative Agent to be credited to the account of Borrower at such office of Administrative Agent or, if such Revolving Loans shall not he made to Borrower on such Funding Date because any condition precedent herein specified shall not have been met or waived, Administrative Agent shall return the amounts so received to the respective Lenders.

         Unless Administrative Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to Administrative Agent such Lender's Revolving Loan on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date, and Administrative Agent in its sole discretion may, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent at the Alternate Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent. Nothing in this subsection 2.2C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.3      Swingline Loans.

         A. Subject to the terms and conditions set forth herein, Swingline Lender agrees to make Swingline Loans to Borrower from time to time before the Commitments terminate, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the sum of (x) the outstanding aggregate principal amount of all Revolving Loans and Swingline Loans and (y) the Letters of Credit Usage exceeding the Total Commitments; provided that Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Swingline Loans.

         B. To request a Swingline Loan, Borrower shall notify Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 P.M., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Each Swingline Loan shall be subject to the same Applicable Rate as an ABR Loan. Administrative Agent will promptly advise Swingline Lender of any such notice received from Borrower. Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of a Letter of Credit drawing as provided in subsection 2.1E, by remittance to Fronting Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

         C. Swingline Lender may by written notice given to Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require Lenders to acquire participations on such Business Day in all or a portion of Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Pro Rata Share of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of Swingline Lender, such Lender's Pro Rata Share of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Potential Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in subsection 2.2 with respect to Loans made by such Lender (and subsection 2.2 shall apply, mutatis mutandis, to the payment obligations of Lenders), and Administrative Agent shall promptly pay to Swingline Lender the amounts so received by it from Lenders. Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to Administrative Agent and not to Swingline Lender. Any amounts received by Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to Administrative Agent; any such amounts received by Administrative Agent shall be promptly remitted by Administrative Agent to Lenders that shall have made their payments pursuant to this paragraph and to Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

         2.4  Total  Commitment;   Limitations  on  Outstanding  Revolving  Loan
Amounts.

         The amount of the Total Commitment hereunder is $600,000,000, subject to subsection 2.7A(iv). Anything contained in this Agreement to the contrary notwithstanding, (i) the Total Utilization of Commitments shall not at any time exceed (ii) the Total Commitment then in effect.

         2.5      Interest on the Loans.

         A. Rate of Interest. The Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Alternate Base Rate or the Adjusted Eurodollar Rate. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Alternate Base Rate.

         Revolving Loans shall bear interest through maturity as follows:

                  (i) if an ABR Loan (including Swingline Loans), then at the Alternate Base Rate in effect at such time plus the Applicable Rate; or

                  (ii) if a Eurodollar Rate Revolving Loan, then at the sum of the Adjusted Eurodollar Rate for the Interest Period in effect plus the Applicable Rate.

         B. Interest Periods. In connection with each Eurodollar Rate Revolving Loan, Borrower shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period, except for Loans made on the Effective Date, shall be either a one, two, three or six-month period or a nine or twelve-month period (but only if permitted under clause (viii) of this subsection 2.5B in the case of any Eurodollar Rate Revolving Loan); provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Revolving Loan shall commence on the date of, or on the date of conversion pursuant to subsection 2.5D into, such Loan or, if applicable, on the last day of the immediately preceding Interest Period for such Loan;

                  (ii) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Eurodollar Rate Revolving Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period in respect of a Eurodollar Rate Revolving Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

                  (iv) no Interest Period with respect to any Revolving Loan shall extend beyond the Maturity Date regardless of the date on which the Effective Date occurs;

                  (v) no Interest Period with respect to any Eurodollar Rate Loan may extend beyond a date on which Borrower is required to make a scheduled payment of principal of such Loan;

                  (vi) the Interest Period for a Loan which is converted pursuant to subsection 2.9D shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Loans of the other Lenders which were not converted expire;

                  (vii) there shall be no more than 25 Interest Periods relating to Eurodollar Rate Revolving Loans outstanding at any time; and

                  (viii) no Eurodollar Rate Revolving Loan shall have an Interest Period of nine or twelve months unless all Lenders shall agree to permit such Interest Period.

                  C. Interest Payments. Subject to subsection 2.5E, interest shall be payable on the Loans as follows:

                  (i) interest on each ABR Loan (including Swingline Loans) shall be payable in arrears on and to each March 31, June 30, September 30, and December 31 of each year, commencing on the first of such dates to occur, upon any prepayment or conversion of any such Loan (to the extent accrued on the amount being prepaid or converted) and at maturity; and

                  (ii) interest on each Eurodollar Rate Revolving Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

         D. Conversion or Continuation. Subject to the provisions of subsection 2.9, Borrower shall have the option (i) to convert all or any part of its outstanding Revolving Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Revolving Loans bearing interest at a rate determined by reference to one basis to Revolving Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Revolving Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Revolving Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, that a Eurodollar Rate Revolving Loan may only be converted into a Revolving Loan bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; and provided, further, that no outstanding Revolving Loan may be continued as, or be converted into, a Eurodollar Rate Revolving Loan when any Event of Default or Potential Event of Default has occurred and is continuing, unless Requisite Lenders shall otherwise agree.

         Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 1:00 P.M. (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, an ABR Loan) or three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Revolving Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Revolving Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Revolving Loan, the requested Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.5D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. If Borrower has failed to timely deliver a Notice of Conversion/Continuation or to give such telephonic notice with respect to a Eurodollar Rate Revolving Loan, Borrower shall be deemed to have delivered to Administrative Agent a Notice of Conversion/Continuation to convert such Eurodollar Rate Revolving Loan into an ABR Loan.

         Neither Administrative Agent nor any Lender shall incur liability to Borrower in acting upon any telephonic notice referred to above which
Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.5D and upon conversion/continuation by Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, Borrower shall have effected Revolving Loans hereunder.

         Except as provided in subsection 2.9D, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Revolving Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to convert or continue in accordance therewith.

         E. Default Interest. Any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder that is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (a) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in subsections 2.5A(i) and (ii) or
(b) in the case of any other amount, 2.0% plus the rate applicable to ABR Loans as provided in subsection 2.5A(i).

         F. Computation of Interest. Interest on the Loans shall be computed on the basis of (i)(a) a 365 or 366-day year, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate or (b) a 360-day year in all other cases and (ii) the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period shall be included and the date of payment or the expiration of an Interest Period shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.6.     Fees.

         A. Commitment Fees. Borrower agrees to pay to Administrative Agent for the account of each Lender commitment fees (the "Commitment Fees"), which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on (i) March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date, and (ii) each of the dates on which the Commitments are reduced or expire or terminate, calculated in each case on the basis of a 360-day year and the actual number of days elapsed.

         B. Other Fees. Borrower agrees to pay to Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Borrower and Administrative Agent.

         2.7      Prepayments and Payments; Reductions in Commitments.

         A.       Prepayments; Commitment Reductions.

         (i) Voluntary Prepayments. Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telegram, telex or telephone to each applicable Lender), at any time and from time to time, without premium or penalty except as otherwise provided herein in respect of Eurodollar Rate Revolving Loans, prepay any Revolving Loans in whole or in part in an aggregate minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount. Eurodollar Rate Revolving Loans may only be prepaid under this subsection 2.7A(i) on the last day of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

         (ii) Mandatory Prepayments. (a) In the event that at any time (A) the Commitments are terminated or reduced pursuant to subsection 2.7A(iv) or (B) Borrower would otherwise not be in compliance with subsection 2.4, Borrower shall at such time immediately pay or prepay so much of the Revolving Loans outstanding as shall be necessary in order that the Total Utilization of Commitments shall not exceed the Total Commitment then in effect (after giving effect to any termination or reduction).

         (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, Borrower shall, immediately after such Net Proceeds are received, prepay Revolving Loans outstanding in an aggregate amount equal to such Net Proceeds. Amounts to be applied pursuant to this subsection 2.7A(ii)(b) to the prepayment of Revolving Loans shall be applied first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall, at the option of Borrower, be applied to prepay Eurodollar Revolving Rate Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). Borrower may by telephonic notice (confirmed by telecopy) no later than 12:00 noon, New York City time, to Administrative Agent on any Business Day withdraw amounts deposited in the Prepayment Account no later than 3:00 p.m., New York City time, on such Business Day as an alternative to making a Revolving Loan or Swingline Loan borrowing in order to meet Borrower's financing needs. Any amounts in the Prepayment Account (after giving effect to such withdrawal or withdrawals) shall be used to prepay Eurodollar Revolving Rate Loans on the last day of their Interest Periods (or, at the direction of Borrower, on any earlier date) until all the cash on deposit has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account (i) established by Borrower with Administrative Agent and (ii) having terms satisfactory to Administrative Agent and Borrower.

         (iii)    Application of Prepayments.

                  (a) All prepayments shall reduce the outstanding Revolving Loans of each Lender proportionately to its Pro Rata Share.

                  (b) All prepayments of Revolving Loans shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

         (iv)     Commitment Reductions and Terminations.

                  (a) The Commitments shall be automatically terminated at 5:00 P.M. (New York time) on the Maturity Date.

                  (b) The Total Commitments shall be automatically reduced, to the extent necessary, to (i) $525,000,000 on September 30, 2001 and
         (ii) $450,000,000 on September 30, 2002.

                  (c) Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telegram, telex or telephone to each applicable Lender), at any time (x) in whole permanently terminate the Commitments or (y) from time to time in part permanently reduce the Commitments in an aggregate minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess of that amount; provided that the Total Commitment shall not be reduced at any time hereby to an amount less than the Letters of Credit Usage.

                  (d) Commitments may be terminated from time to time in accordance with the provisions of subsection 9.16(b).

         (v) Repayment of Revolving Loans. The outstanding principal balance of Revolving Loans shall be payable on the Maturity Date. Each payment of Revolving Loans shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         B. Manner and Time of Payments. All payments of principal, interest and fees hereunder by Borrower shall be made without defense, setoff or counterclaim and in same day funds and delivered to Administrative Agent not later than 1:00 P.M. (New York time) on the date due at its office located at 270 Park Avenue, New York, New York for the account of Lenders; funds received by Administrative Agent after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day. Borrower hereby authorizes Administrative Agent to charge its account with Chase in order to cause timely payment to be made to Administrative Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

         C. Apportionment of Payments. Subject to the immediately following sentence, aggregate principal and interest payments in respect of Revolving Loans and payments (including commissions provided for in subsection 2.1F) in respect of Letters of Credit and Commitment Fees shall be apportioned among all outstanding Revolving Loans and Letters of Credit to which such payments relate, proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by Administrative Agent and of the Commitment Fees and Letter of Credit fees of such Lender when received by Administrative Agent pursuant to subsections 2.6 and 2.1F, respectively. Notwithstanding the foregoing provisions of this subsection 2.7C if, pursuant to the provisions of subsection 2.9D, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes ABR Loans in lieu of its Pro Rata Share of Eurodollar Rate Revolving Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

         D. Payments on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment and other fees hereunder, as the case may be; provided, however, that in the event that the day on which payment relating to a Eurodollar Rate Revolving Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

         E. Notice of Transfer. Each Lender agrees that, before disposing of any Loan or any part thereof (other than by granting participations therein), that Lender will notify Borrower and Administrative Agent of the name and address of the transferee of that Loan; provided that the failure to give notification to Borrower or Administrative Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of Borrower hereunder with respect to any Loan and payments of principal or interest on any such Loan.

         F.       Taxes.  Borrower agrees that:

                  (i) Any and all payments by Borrower hereunder shall be made, in accordance with this subsection 2.7, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (1) taxes imposed on the net income of, franchise taxes imposed on, and taxes (other than withholding taxes) imposed on the gross receipts or gross income of, Administrative Agent, Fronting Bank or any Lender (or any direct or indirect assignee thereof, including a participation holder or any other transferee pursuant to the terms of this Agreement (any such entity being called a "Transferee")) by the United States or any jurisdiction under the laws of which Administrative Agent, Fronting Bank or any such Lender (or Transferee) is organized or in which its applicable lending office is located or any political subdivision thereof, (2) taxes that would not have been imposed if the only connection between Administrative Agent, Fronting Bank or any Lender (or Transferee) and the jurisdiction imposing such taxes were the activities of Administrative Agent, Fronting Bank or such Lender (or Transferee) pursuant to or in respect of this Agreement (including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under or enforcing this Agreement) and the activities of such party pursuant to or in respect of similar agreements, and (3) in the case of a Lender other than a Transferee, the amount of withholding taxes imposed by the United States or any political subdivision thereof ("U.S. Withholding Taxes") on a payment hereunder to such Lender to the extent of the amount of U.S. Withholding Taxes that would have been imposed on such payment if such payment had been made to such Lender on the date it became a party to this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee), Fronting Bank or Administrative Agent, (a) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this subsection 2.7F) such Lender (or Transferee), Fronting Bank or Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions and (c) Borrower shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law; provided, however, that no Transferee shall be entitled to receive any greater payment under this paragraph (i) than the transferor would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred pursuant to the terms of this Agreement except (A) subject to subsection 9.2E(iii), to the extent that such greater payment arises as a result of a change in applicable law, regulation or official interpretation thereof, or an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof (a "Change in Law"), in each case that is enacted, executed, promulgated or otherwise issued after the date of such assignment, participation or transfer, or, in the case of a Change in Law promulgated or issued in proposed form prior to such date, that becomes effective after such date, or (B) if such assignment, participation or transfer shall have been made at the request of Borrower.

                  (ii) Borrower shall pay any current or future stamp, documentary or recording taxes or any other excise, transfer or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document (all such taxes, charges or similar levies being hereinafter referred to as "Other Taxes").

                  (iii) Borrower shall indemnify each Lender (or Transferee), Fronting Bank and Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), Fronting Bank or Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other governmental authority. Such indemnification shall be made within 30 days after the later of (x) the date any Lender (or Transferee), Fronting Bank or Administrative Agent, as the case may be, pays such Taxes or Other Taxes to the relevant taxing authority or other governmental authority and (y) the date on which written demand is made in accordance with the following sentence. Each Lender (or Transferee), Fronting Bank or Administrative Agent shall make written demand for such indemnification no later than 30 days after the earlier of (a) the date on which such Lender (or Transferee), Fronting Bank or Administrative Agent makes such payment of such Taxes or Other Taxes and (b) the date on which such relevant taxing authority or other governmental authority makes written demand upon such Lender (or Transferee), Fronting Bank or Administrative Agent for payment of such Taxes or Other Taxes.

                  (iv) If a Lender (or Transferee), Fronting Bank or Administrative Agent shall become aware that it is entitled to receive a refund or credit in respect of Taxes or Other Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by Borrower pursuant to this subsection 2.7F, it shall promptly notify Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by Borrower, apply for such refund or credit at Borrower's expense, and in the case of an application for such refund or credit by Borrower, shall, if legally able to do so, deliver to Borrower such certificates, forms or other documentation as may be reasonably necessary to assist Borrower in such application. If any Lender (or Transferee), Fronting Bank or Administrative Agent receives a refund or credit in respect of any Taxes or Other Taxes as to which it has been indemnified by Borrower pursuant to this subsection 2.7F, it shall promptly notify Borrower of such refund or credit and shall, within 10 days after receipt of such refund or the benefit of such credit, repay the amount of such refund or benefit of such credit to Borrower (to the extent of amounts that have been paid by Borrower under this subsection 2.7F with respect to Taxes or Other Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all out-of-pocket expenses (including taxes imposed with respect to such refund, credit or any interest received with respect thereto) of such Lender (or Transferee), Fronting Bank or Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other governmental authority with respect to such refund or credit); provided that Borrower, upon the request of such Lender (or Transferee), Fronting Bank or Administrative Agent, agrees to return the amount of such refund or credit (plus penalties, interest or other charges) to such Lender (or Transferee), Fronting Bank or Administrative Agent in the event such Lender (or Transferee), Fronting Bank or Administrative Agent is required to repay the amount of such refund or credit to the relevant taxing authority or other governmental authority. Nothing contained in this paragraph (iv) shall require any Lender (or Transferee), Fronting Bank or Administrative Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

                  (v) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by Borrower in respect of any payment to any Lender (or Transferee), Fronting Bank or Administrative Agent, Borrower will furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof (or, if no such receipt is provided by the relevant taxing authority or other governmental authority, other satisfactory documentation evidencing payment of such Taxes or Other Taxes).

                  (vi) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this subsection 2.7F shall survive the payment in full of the principal of and interest on all Loans and all other amounts hereunder.

                  (vii) On or before the date it becomes a party to this Agreement and from time to time thereafter as renewals are due, each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall (but, (x) in the case of a Transferee or (y) in the case of a Lender other than a Transferee with respect to any renewal, if legally able to do so) deliver to Borrower such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto, including two original copies of Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1. 1441-6(c) or any subsequent version thereof or successors thereto, property completed and duly executed by such Lender (or Transferee) establishing that payments hereunder are (a) not subject to United States Federal withholding tax under the internal Revenue Code because such payments are effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (b) (i) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty or (ii) other than in the case of a Lender (other than a Transferee) on the date such Lender becomes a party to this Agreement, subject to a reduced rate of such tax under a provision of such a treaty. Unless Borrower and Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax, Borrower or Administrative Agent shall withhold taxes from such payments at the applicable statutory or treaty rate. Each Lender (or Transferee) that is organized under the laws of the United States of America or any jurisdiction thereof shall deliver to Borrower an original copy of Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such Lender (or Transferee). Each Lender (or Transferee), Fronting Bank and Administrative Agent shall, if legally able to do so, and upon written reasonable request by Borrower (or if a Lender (or Transferee), Fronting Bank or Administrative Agent shall otherwise become aware that it is legally able to deliver such forms or documentation, within 30 days after the date it becomes so aware) deliver to Borrower such other forms or documentation as may be appropriate to minimize any Taxes on payments made pursuant to this Agreement or Other Taxes; provided, however, that nothing contained in this paragraph (vii) shall require any Lender (or Transferee), Fronting Bank or Administrative Agent to make available any tax returns (or any other information relating to its taxes that it deems confidential).

                  (viii) Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to this subsection 2.7F to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (vii).

                  (ix) Each Lender (or Transferee) shall promptly notify Borrower and Administrative Agent of any change in its applicable lending office to an office outside the United States. In the event any Lender (or Transferee) so changes its applicable lending office, such Lender (or Transferee) shall not be entitled to receive any greater payment under this subsection 2.7F than such Lender (or Transferee) would have been entitled to receive had such change not occurred, unless (A) such greater payment arises as a result of a Change in Law enacted, executed, promulgated or otherwise issued after the date of such change in applicable lending office, or, in the case of a Change in Law promulgated or issued in proposal form prior to such date, that becomes effective after such date, or (B) such change in applicable leading office shall have been made at the request of Borrower.

                  (x) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this subsection 2.7F shall use reasonable efforts (consistent with legal and regulatory restrictions) to take any action to avoid or minimize any amounts that otherwise may be payable by Borrower pursuant to this subsection 2.7F, including filing any certificate or document or changing the jurisdiction of its applicable lending office, provided that such action would not, in the good faith determination of such Lender (or Transferee) be materially disadvantageous to such Lender (or Transferee).

                  (xi) Notwithstanding any other provision in this Agreement, except subsections 2.1G and 2.9I, as such subsections relate to reserve, deposit or similar requirements that take the form of a tax, subsections 9.2E(iii), 9.16(b), 9.16(d), 4.7 and 5.3, or in any other Loan Document, this subsection 2.7F provides the exclusive remedy to any Lender, Transferee, or other party hereto with respect to taxes under this Agreement or any other Loan Document.

         2.8      Use of Proceeds.

         A. Loans. The proceeds of Loans shall be used for the purposes specified in the Recitals to this Agreement.

         B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower in any manner which might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.9      Special Provisions Governing Eurodollar Rate Revolving Loans.

         Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Revolving Loans as to the matters covered:

         A. Determination of Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on an Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Eurodollar Rate Revolving Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and to each Lender. In addition, in the case of each such notice to Borrower, such notice shall set forth in reasonable detail the basis for such determination.

         B. Substituted Rate of Borrowing. In the event that on any Interest Rate Determination Date any Lender (including Administrative Agent) shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with Borrower and Administrative Agent) that:

                  (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Eurodollar Rate with respect to the Eurodollar Rate Revolving Loans as to which an interest rate determination is then being made; or

                  (ii) by reason of (a) any change after the date hereof in any applicable law or any governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) affecting a Loan as a result of its being a Eurodollar Rate Revolving Loan, other than any law, governmental rule, regulation or order relating to taxes, or (b) other circumstances affecting that Lender as a result of making a Eurodollar Rate Revolving Loan or the Eurodollar market or the position of that Lender in such market (such as, for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the Eurodollar Rate) the Adjusted Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower and Administrative Agent (which notice Administrative Agent shall promptly transmit to each other Lender) of such determination. Thereafter, Borrower shall pay to the Affected Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause the Affected Lender to receive interest with respect to such Affected Lender's Eurodollar Rate Revolving Loans for the Interest Period following that Interest Rate Determination Date (such Interest Period being an "Affected Interest Period") at a rate per annum equal to the Applicable Rate in excess of the effective pricing to the Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Revolving Loans. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower and Administrative Agent by the Affected Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

         C. Required Termination and Prepayment. In the event that on any date any Lender shall, absent manifest error, have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or confirmation of its Eurodollar Rate Revolving Loans has become unlawful by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to Borrower and Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the Eurodollar Rate Revolving Loans of the Affected Lender as contemplated by the following subsection 2.9D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Revolving Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.9C is made or earlier, when required by law, repay their respective Eurodollar Rate Revolving Loans of the Affected Lender, together with all interest accrued thereon.

         D. Options of Borrower. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.9B or the prepayment of an Affected Lender required by subsection 2.9C, Borrower may exercise any one of the following options:

                  (i) if the determination by an Affected Lender relates only to Eurodollar Rate Revolving Loans then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower may by giving notice (by telephone confirmed in writing) to Administrative Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Revolving Loans are to be made, withdraw as to the Affected Lender that Notice of Borrowing or such Notice of Conversion/Continuation; or

                  (ii) upon written notice to Administrative Agent and each Lender, Borrower may terminate the obligations of Lenders to make or maintain Loans as, and to convert Revolving Loans into, Eurodollar Rate Revolving Loans and, in such event, Borrower shall, prior to the time any payment pursuant to subsection 2.9C is required to be made or, if the provisions of subsection 2.9B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Revolving Loans into ABR Loans in the manner contemplated by subsection 2.5D but without satisfying the advance notice requirements therein; or

                  (iii) Borrower may give notice (by telephone confirmed in writing) to the Affected Lender and Administrative Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Eurodollar Rate Revolving Loan then being requested as an ABR Loan or to continue to maintain its outstanding ABR Loan then the subject of a Notice of Conversion/ Continuation as an ABR Loan or to convert its Eurodollar Rate Revolving Loans then outstanding that are so affected into ABR Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.9C) in the manner contemplated by subsection 2.5D but without satisfying the advance notice requirements therein, that notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Revolving Loans or to convert ABR Loans into Eurodollar Rate Revolving Loans.

         E. Compensation. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts) for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Revolving Loans and any loss sustained by that Lender in connection with the reemployment of such funds but excluding taxes, which are not covered by this subsection 2.9E), which that Lender may sustain with respect to Borrower's Eurodollar Rate Revolving Loans: (i) if for any reason (other than a default or error by that Lender) a borrowing of any Eurodollar Rate Revolving Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.5D, (ii) if any prepayment or conversion, including, without limitation, any prepayment or conversion under subsection 2.9C or subsection 2.9D, of any of such Lender's Eurodollar Rate Revolving Loans occurs on a date which is not the last day of the interest Period applicable to that Loan, (iii) if any prepayment or conversion of any such Lender's Eurodollar Rate Revolving Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower to repay such Lender's Eurodollar Rate Revolving Loans when required by the terms of this Agreement.

         F. Affected Lender's Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.9B or 2.9C, it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts to make, fund or maintain the affected Eurodollar Rate Revolving Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.9B would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.9C would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender (it being understood that materiality for these purposes shall be determined by reference to the benefits received by such Lender under this Agreement). Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.9F.

         G. Booking of Eurodollar Rate Revolving Loans. Any Lender may make, carry or transfer Eurodollar Rate Revolving Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender.

         H. Increased Costs. Except as provided in subsection 2.9B with respect to certain determinations on Interest Rate Determination Dates, if, by reason of
(x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), any reserve (including, without limitation, any imposed by the Board), special deposit or similar requirement (including a reserve, special deposit or similar requirement that takes the form of a tax) against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Rate Revolving Loans or its obligation to make Eurodollar Rate Revolving Loans shall be imposed on any Lender or its applicable lending office or the interbank Eurodollar market, and as a result thereof there shall be any increase in the cost to such Lender or agreeing to make or making, funding or maintaining Eurodollar Rate Revolving Loans (except to the extent already included in the determination of the applicable Adjusted Eurodollar Rate), or there shall be a reduction in the amount received or receivable by that Lender or its applicable lending office, then Borrower shall from time to time, upon written notice from and demand by that Lender (with a copy of such notice and demand to Administrative Agent), pay to Administrative Agent for the account of that Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify that Lender against such increased cost; provided, however, that this subsection 2.9H shall not apply to any additional cost or reduction in amounts received or receivable that is attributable to taxes except as specified above in this subsection 2.9H. A certificate as to the amount of such increased cost, submitted to Borrower and Administrative Agent by that Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

         I. Assumptions Concerning Funding of Eurodollar Rate Revolving Loans. Calculation of all amounts payable to a Lender under this subsection 2.9 shall be made as though that Lender had actually funded its relevant Eurodollar Rate Revolving Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate applicable to such Eurodollar Rate Revolving Loan in an amount equal to the amount of the Eurodollar Rate Revolving Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Revolving Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.9.

         J. Eurodollar Rate Revolving Loans After Default. Unless Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or Event of Default, Borrower may not elect to have a Revolving Loan be made or maintained as, or converted to, a Eurodollar Rate Revolving Loan after the expiration of any Interest Period then in effect for that Loan.

         2.10     Capital Requirements.

         If while the Commitments are outstanding, Fronting Bank or any Lender (including Administrative Agent), or Fronting Bank's or any Lender's holding company, determines that the adoption of any applicable law, rule or regulation regarding capital adequacy or capital maintenance or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Fronting Bank or such Lender, or Fronting Bank's or such Lender's holding company, as the case may be, with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Fronting Bank's or such Lender's capital, or the capital of Fronting Bank's or such Lender's holding company, as the case may be, as a consequence of its Commitments or Loans or Letters of Credit to a level below that which Fronting Bank or such Lender, or Fronting Bank's or such Lender's holding company, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration such Fronting Bank's or such Lender's policies or the policies of Fronting Bank's or such Lender's holding company, as the case may be, with respect to capital adequacy) by an amount reasonably deemed by Fronting Bank or such Lender, or Fronting Bank's or such Lender's holding company, as the case may be, to be material, then from time to time, within 15 days after written demand by Fronting Bank or such Lender, Borrower shall pay to Fronting Bank or such Lender, or Fronting Bank's or such Lender's holding company, such additional amount or amounts as will compensate it for such reduction. A certificate as to the amount of any such additional amount or amounts, submitted to Borrower and Administrative Agent by Fronting Bank or such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

Section 3         CONDITIONS TO LOANS AND ISSUANCES OF LETTERS OF CREDIT

         The obligations of Lenders to make Loans and of Fronting Bank to continue or to issue Letters of Credit hereunder are subject to the satisfaction or waiver in accordance with subsection 9.6 of all the following conditions:

         3.1      Conditions to the Effective Date and the Initial Loans.

         The   obligation   of  Lenders  to  make  the  initial  Loans  and  the
effectiveness of this Agreement are, in addition to being subject to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction or waiver of the following conditions:

         A. Each Loan Party shall deliver to Lenders (or to Administrative Agent for distribution to Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following documents (each, unless otherwise noted, dated the Effective Date):

                  1. Certified copies of each Loan Party's Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Effective Date;

                  2. Copies of each Loan Party's Bylaws, certified as of the Effective Date by the applicable corporate secretary or an assistant secretary;

                  3. Resolutions of each Loan Party's Board of Directors in form and substance satisfactory to Administrative Agent and its counsel, approving and authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and such other documents, instruments and certificates as are contemplated hereby, (ii) the borrowings and the issuance of Letters of Credit hereunder and (iii) all the actions contemplated hereby, certified as of the Effective Date by the applicable corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  4. Signature and incumbency certificates of each Loan Party's officers executing the Loan Documents to which each Loan Party is party;

                  5. Executed copies of this Agreement and the other Loan Documents to which each Loan Party is party; and

                  6. Such other documents as Administrative Agent may reasonably request.

         B. Concurrently with the effectiveness of this Agreement and making of the initial loans on the Effective Date, Borrower shall have delivered to Administrative Agent an Officers' Certificate in form and substance satisfactory to Administrative Agent to the effect that (i) the representations and warranties in Section 4 are true, correct and accurate in all material respects on and as of the Effective Date to the same extent as though made on and as of that date and (ii) no Event of Default or Potential Event of Default has occurred and is continuing.

         C.  All  corporate  and  other  proceedings  taken  or to be  taken  in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and Cravath, Swaine & Moore, counsel to Administrative Agent, shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         D. Administrative Agent shall have received a favorable written opinion (addressed to Administrative Agent and Lenders and dated the Effective Date) of each of (i) John D. Englar, Senior Vice President and Counsel for Borrower, substantially in the form of Exhibit XI, and (ii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of
Exhibit XII, and, in the case of each such opinion required by this paragraph, covering such other matters relating to Loan Parties, the Loan Documents or the Restatement Transactions as Administrative Agent shall reasonably request. Borrower hereby requests such counsel to deliver such opinions.

         E. No material adverse change or prospective material adverse change shall have occurred in the business, operations, projections, assets, prospects or conditions (financial or otherwise) of Borrower and its Subsidiaries since October 1, 1999, and there shall not be any existing litigation or administrative proceedings or any other legal or regulatory development, actual or threatened, that, in the judgment of Administrative Agent, (i) involves a reasonable possibility of a material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries or on any of the Loan Documents or on the rights, remedies and benefits available to Administrative Agent and Lenders under the Loan Documents, or (ii) would be materially inconsistent with the assumptions underlying the financial projections concerning Borrower and its Subsidiaries that were prepared by Borrower and its Subsidiaries or any authorized representative thereof and made available to Lenders prior to the date hereof.

         F. Borrower shall have performed in all material respects all agreements which this Agreement and the other Loan Documents provide shall be performed on or before the Effective Date, except as otherwise disclosed to and agreed to in writing by Lenders.

         G. Borrower shall have paid to Administrative Agent and Lenders all fees and other amounts due and payable on or before the Effective Date, including to the extent invoiced, reimbursement of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

         H. The consummation of the transactions  contemplated  hereby shall not
(i) violate any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment or decree of any court or other agency of government binding on Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, except for (a) such approvals or consents as have been obtained and are set forth in the Disclosure Letter, (b) such violations, conflicts, breaches, Liens and defaults, and such approvals the absence of which will not result in a Material Adverse Effect and
(c) any Liens incurred pursuant to the Restatement Transactions.

         I. Substantially simultaneously with the making of the initial Loans hereunder, the loans outstanding under the 1995 Credit Agreement shall have been repaid hereunder and all accrued interest and other amounts payable under the 1995 Credit Agreement shall have been paid in full.

         J. All loans under the Mexican Credit Agreement shall have been repaid in full and the Mexican Credit Agreement and all obligations thereunder shall have been terminated, and after giving effect to the Restatement Transactions, Borrower and its Subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under this Agreement, (b) the Receivables Purchase Program, (c) the Existing Notes and
(d) other indebtedness (as listed on Schedule C attached hereto). The terms and conditions of all Indebtedness to remain outstanding after the Effective Date shall be satisfactory in all respects to Lenders.

         K. The Receivables Purchase Program and the related agreements shall be in full force and effect.

         L. The Restatement Transactions shall have been approved by each Lender hereby, and after giving effect hereto, the Total Commitments under this Agreement shall be no less than $600,000,000, subject to subsection 2.7A(iv).

         M. The Collateral and Guarantee Requirement shall have been satisfied.

         N. Lenders shall have received a solvency letter, in form and substance and from an independent evaluation firm satisfactory to Administrative Agent, together with such other evidence reasonably requested by Lenders, confirming the solvency of Borrower and its Subsidiaries on a consolidated basis after giving effect to the Restatement Transactions.

         O. Lenders shall have received unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of
Borrower for each fiscal quarter ended 30 days before the Effective Date and each fiscal month after the most recent fiscal quarter for which financial statements were received by Lenders as described above and ended 30 days before the Effective Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to Lenders.

         P. Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which Borrower and its Subsidiaries may be subject after giving effect to the Refinancing Transactions and the other transactions contemplated hereby, and with the plans of Borrower or such Subsidiaries with respect thereto, and, to the extent requested by Administrative Agent, Lenders shall have received environmental assessments (including, if applicable, Phase I reports) satisfactory to
Administrative Agent from an environmental consulting firm satisfactory to Administrative Agent.

         3.2      Conditions to All Loans.

         The obligations of Lenders to make all Loans are subject to prior or concurrent satisfaction or waiver in accordance with subsection 9.6 of the following further conditions precedent:

         A. Administrative Agent shall have received, in accordance with the provisions of subsection 2.2B, before any Funding Date, an originally executed Notice of Borrowing signed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer or Controller of Borrower.

         B. (i) As of that Funding Date, the representations and warranties contained herein (other than with respect to the representation and warranty made in subsection 4.6 which may be updated pursuant to subsection 5.1(x), except to the extent that the related litigation involves this Agreement or the Loan Documents) shall be true, correct and accurate in all material respects on and as of that Funding Date to the same extent as though made on and as of that date except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement;

         (ii) As of that Funding Date, no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing which would constitute (a) an Event of Default or
(b) a Potential Event of Default;

         (iii) As of that Funding Date, Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such Funding Date;

         (iv) As of that Funding Date, no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Loan;

         (v) As of that Funding Date, the making of the Loans requested on such Funding Date shall not violate Regulation T or Regulation U of the Federal Reserve Board; and

         (vi) As of that Funding Date, there shall not be pending or, to the knowledge of Borrower threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries, which has not been disclosed by Borrower in writing pursuant to subsection 4.6 or 5.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the reasonable opinion of Requisite Lenders, except, in the case of the initial Loans, in the reasonable opinion of each Lender (as communicated, in the case of the initial Loans, by such Lenders and, in the case of other Loans, by Requisite Lenders to Administrative Agent and evidenced by a written notice from Administrative Agent to Borrower), would reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or to impair the ability or obligation of Borrower to perform or of Lenders to enforce the obligations. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of Loans hereunder.

         3.3      Conditions to All Issuances of Letters of Credit.

         The obligation of Fronting Bank to issue any Letter of Credit hereunder (including the deemed issuance of an Existing Letter of Credit) is subject to prior or concurrent satisfaction of all of the following conditions:

         A. On or before the date of issuance of the initial Letter of Credit, each of the conditions set forth in subsection 3.1 shall have been satisfied or waived in accordance with subsection 9.6.

         B. On or before the date of issuance of any such Letter of Credit, Administrative Agent shall have received in accordance with the provisions of subsection 2.1B, a notice requesting the issuance of such Letter of Credit, all other information specified in subsection 2.1B, and such other documents as Fronting Bank may reasonably require in connection with the issuance of such Letter of Credit.

         C. On the date of issuance of any such Letter of Credit, all conditions precedent described in subsection 3.2B shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 4         REPRESENTATIONS AND WARRANTIES OF BORROWER

         In order to induce Lenders to enter into this Agreement and to make the Loans and to induce Fronting Bank to issue Letters of Credit, Borrower represents and warrants to each Lender and Fronting Bank that the following statements are true, correct and accurate:

         4.1     Organization, Powers, Good Standing, Business and Subsidiaries.

         A. Organization and Powers. Each of Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is set forth on Schedule A annexed hereto), and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby and to borrow hereunder.

         B. Good Standing. Borrower is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not result in a Material Adverse Effect.

         C. Date of Incorporation. Each of Borrower and the Receivables Subsidiary were incorporated on the respective dates listed on Schedule A.

         D. Subsidiaries. All the Subsidiaries of Borrower are identified in Schedule A (all references herein to Schedule A shall be deemed to be, after the Effective Date, references to Schedule A as it may be supplemented from time to time). The capital stock of each of Borrower and each of the Subsidiaries of Borrower is duly authorized, validly issued, fully paid and nonassessable and is not (except in the case of Borrower's Equity Interest) Margin Stock. Each of the Subsidiaries of Borrower identified on Schedule A is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation (which jurisdiction is set forth on Schedule A) and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted, except where failure to be in good standing or a lack of corporate power and authority has not had and will not result in a Material Adverse Effect. Schedule A correctly sets forth the ownership interest of Borrower in each of its Subsidiaries identified therein.

         4.2      Authorization of Borrowing, etc.

         A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents, and the borrowing and payment of the Loans and the issuance of the Letters of Credit have been duly authorized by all necessary corporate action by Borrower and the other Loan Parties.

         B. No Conflict. The execution, delivery and performance by Borrower and each Subsidiary Loan Party of each Loan Document to which it is respectively a party and the issuance, delivery and performance of the Letters of Credit do not and will not (i) violate any provision of law applicable to Borrower and each Subsidiary Loan Party, the Certificate of Incorporation or Bylaws of Borrower and each Subsidiary Loan Party, or any order, judgment or decree of any court or other agency of government binding on Borrower and each Subsidiary Loan Party,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower and each Subsidiary Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower and each Subsidiary Loan Party or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower and each Subsidiary Loan Party, except for (a) such approvals or consents which will be obtained on or before the Effective Date and are set forth in the Disclosure Letter, (b) such violations, conflicts, breaches, Liens and defaults which would not result in, and such approvals the absence of which would not result in, a Material Adverse Effect and (c) any Liens incurred pursuant to the Restatement Transactions.

         C. Governmental Consents. Except as set forth in the Disclosure Letter, the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the application of the proceeds of the Loans and the issuance, delivery and performance of the Letters of Credit do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for (i) filings, consents, notices, authorizations and approvals the absence of which would not result in a Material Adverse Effect and
(ii) any filings required pursuant to the Collateral and Guarantee Requirement.

         D. Binding Obligation. This Agreement is, and the other Loan Documents, when executed and delivered will be, the legally valid and binding obligations of Borrower and each Subsidiary Loan Party party thereto, enforceable against Borrower and such Subsidiary Loan Party in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. Certain Securities. No stockholder of Borrower has or will have any preemptive rights to subscribe for any additional equity securities of Borrower, except pursuant to the Rights Plan.

         4.3      Financial Condition.

         Borrower has heretofore  delivered to Lenders the following  materials:
(i) Borrower's Annual Report on Form 10-K for the fiscal year 1999 as filed with the Securities and Exchange Commission, its Annual Report to Stockholders for the fiscal year 1999 and the audited financial statements of Borrower for the fiscal year ended October 1, 1999 and (ii) Borrower's Quarterly Reports on Form 10-Q for the fiscal quarters ended on or prior to July 1, 2000. All financial statements set forth or referred to in the materials specified at clauses (i) and (ii) were prepared is conformity with GAAP. All financial statements set forth or referred to in the materials specified in clauses (i) and (ii) fairly present the consolidated financial position of Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Borrower and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments. Except as set forth in the Disclosure Letter or on Schedule F annexed hereto, neither Borrower nor any of its Subsidiaries as of the Effective Date has any material Contingent
Obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing materials or the foregoing financial statements or the notes thereto.

         4.4      No Adverse Material Change.

         Since October 1, 1999, there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries which has been, either in any case or in the aggregate, materially adverse to Borrower and its Subsidiaries taken as a whole, other than changes contemplated by or disclosed in this Agreement, filings of Borrower made with the Securities and Exchange Commission prior to the Effective Date, the Schedules attached hereto or the Disclosure Letter.

         4.5      Title to Properties; Liens.

         A. Each of Borrower and its Subsidiaries has good, sufficient and legal title to, or valid leasehold interests in, all its respective properties and assets reflected in the most recent consolidated balance sheet referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1 of this Agreement, except for (i) assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet and (ii) minor defects in title that in the aggregate do not materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, in each case taken as a whole, and would not materially adversely affect Borrower's ability or obligation to perform, or Lenders' ability to enforce, the Obligations. Except as permitted or contemplated by this Agreement or under the Receivables Purchase Program, all such properties and assets are free and clear of Liens.

         B. Each of Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         C. Schedule L sets forth the address of each real property that is owned or leased by Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Restatement Transactions.

         D. As of the Effective Date, neither Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

         4.6      Litigation; Adverse Facts.

         Except as set forth in the Disclosure Letter or in the documents referred to in subsection 4.3, there is no action, suit, proceeding, governmental investigation of which Borrower has knowledge or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries other than Receivables Subsidiary or any property of Borrower or its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect for Borrower and its Subsidiaries, taken as a whole, or would materially adversely affect Borrower's ability or obligation to perform or of any Lender's ability to enforce the Obligations.

         4.7      Payment of Taxes.

         Except to the extent permitted by subsection 5.3, all material tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against any such Person that would be material to the condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, which is not being actively contested in good faith by such Person to the extent affected thereby and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.8      Performance of Agreements.

         Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not result in a Material Adverse Effect.

         4.9      Governmental Regulation.

         Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed as contemplated hereby or by any other Loan Document.

         4.10     Securities Activities.

         Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         4.11     Employee Benefit Plans.

         A. Borrower, its Subsidiaries and each of their respective ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans.

         B. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

         C. The sum of the amount of unfunded benefit liabilities under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $75,000,000.

         D. None of Borrower or any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under Title IV of ERISA to any Multiemployer Plan or Multiemployer Plans individually or in the aggregate in excess of $3,000,000.

         E. None of Borrower or any of its ERISA Affiliates has received any notification that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such plan that would materially and adversely affect the financial condition of Borrower and the Subsidiaries taken as whole.

         As used in this subsection 4.11, the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA.

         4.12     Certain Fees.

         Except as set forth in the Disclosure Letter, no broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby, and Borrower hereby indemnifies Lenders against and agrees that it will hold Lenders harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any such offer, issue and sale, or any of the other transactions contemplated hereby and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. No other similar fees or commissions will be payable by Borrower or any of its Subsidiaries for any other services rendered to Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

         4.13     Disclosure.

         A. Except as set forth in the Disclosure Letter, no representation or warranty of Borrower contained in this Agreement, any other Loan Document, or any other document, certificate or written statement (other than the Information Memorandum) furnished to Lenders by or on behalf of any such Person for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any such person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. Any reaffirmation of the foregoing sentence is subject to (i) any change in the facts and condition on which such representations and warranties are based, which changes are required or permitted under this Agreement and (ii) any disclosure made by Borrower pursuant to subsection 3.2B(vi) in connection with the funding of a Loan, which funding occurred prior to a reaffirmation of the representation and warranty set forth in the foregoing sentence; provided, however, that in all cases no representation or warranty of Borrower contained in this Agreement, any other Loan Document, or any other document, certificate or written statement (other than the Information Memorandum) furnished to Lenders by or on behalf of any such Person for use in connection with the transactions contemplated by this Agreement contained at the time made any untrue statement of a material fact or omitted at the time made to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.

         B. Except as set forth in the Disclosure Letter or as otherwise disclosed in the Information Memorandum or in Borrower's Annual Report on Form 10-K for the fiscal year 1999 as filed with the Securities and Exchange Commission and Borrower's reports, proxy statements or older information filed with the Securities and Exchange Commission since July 1, 2000, (i) the information contained in the Information Memorandum (other than financial statements and projections, which are referred to below) with respect to Borrower and its Subsidiaries, as such information may be supplemented from time to time, is true and accurate in all material respects, taken as a whole, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) the historical financial statements of Borrower and its Subsidiaries contained in the Information Memorandum, as such financial statements may be supplemented from time to time, fairly present their results of operations and financial condition for the periods and as of the dates presented (subject to year-end audit adjustments) and (iii) all projections relating to Borrower and its Subsidiaries contained in the Information Memorandum, as such projections may be supplemented from time to time, were prepared in good faith on the basis of assumptions believed by Borrower to be reasonable as of the date such projections were made.

         4.14     Patents, Trademarks, etc.

         Borrower and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their respective businesses as currently conducted which are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how and processes by Borrower and its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Borrower and its Subsidiaries which is material to Borrower and its Subsidiaries taken as a whole. To the best knowledge of Borrower, the rights of Borrower and its Subsidiaries to so sell, franchise or license under such brand names then being used may be transferred in connection with any sale of assets or stock of the related business by Borrower or any of its Subsidiaries with only such exceptions as are not material to Borrower and its Subsidiaries, taken as a whole.

         4.15     Subsidiaries

         Borrower does not have any subsidiaries other than the subsidiaries listed on Schedule A, which sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

         4.16     Insurance.

         Schedule P sets forth a description of all insurance maintained by or on behalf of Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Borrower believes that the insurance maintained by or on behalf of it and its Subsidiaries is adequate.

         4.17     Labor Matters.

         Except as set forth in the Disclosure Letter, there are no strikes pending or threatened against Borrower, or any of Borrower's Subsidiaries. The hours worked and payment made to employees of Borrower and each of Borrower's Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Borrower or any of Borrower's Subsidiaries, or for which any claim may be made against Borrower or any of Borrower's Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower or such Subsidiary.

         4.18     Environmental Matters.

         A. Except as expressly disclosed on Schedule N, each of Borrower and the Subsidiaries has complied in all material respects with all applicable Environmental Laws, including, without limitation, compliance with permits, licenses, standards, schedules and timetables, and is not in violation of, does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any liability or potential liability under any applicable Environmental Law, including, without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWCPA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substances Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

         B. Except as expressly disclosed on Schedule N, Borrower and the Subsidiaries have not received a written request for information under CERCLA or any comparable state law or written notice that Borrower or any Subsidiary has been identified as a potentially responsible party under CERCLA or any comparable state law, nor has Borrower or any Subsidiary received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported or disposed of has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law, in either case where such potential responsibility under CERCLA or such comparable state law or such remedial investigation or other action pursuant to any applicable Environmental Law could reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

         C. Except as expressly disclosed on Schedule N, and except in compliance in all material respects with all applicable Environmental Laws, to the knowledge of Borrower there has not been any release (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, teaching, disposing or dumping) or any circumstance or condition that could reasonably lead to the threat of any release, of Hazardous Substances by Borrower or any of the Subsidiaries on, upon, under, into or from any real property in the vicinity of any Borrower Property that, through soil, surface water, air or groundwater contamination, could reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

         D. To the best knowledge of Borrower and the Subsidiaries after reasonable diligence, with respect to all real property that is owned, operated, used or controlled by Borrower or any of the Subsidiaries (all such real property, "Borrower Property") Borrower and the Subsidiaries have obtained all permits, licenses or other authorizations required for the conduct of their operations under all applicable Environmental and Asbestos Laws, and each such authorization is in full force and effect.

         E. Except as expressly disclosed on Schedule N, to the best knowledge of Borrower and the Subsidiaries after reasonable diligence, no Borrower Property is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority.

         F. The matters disclosed on Schedule N are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect.

         4.19     Solvency.

         A. Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

         B. Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         4.20     Security Documents.

         A. The Pledge Agreement is effective to create in favor of Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person, except as otherwise recited in such Agreement.

         B. The Security Agreement is effective to create in favor of Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent that a security interest can be perfected in such Collateral by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 6.2.

         C. When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than Liens expressly permitted by subsection
6.2 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

         D. The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor's right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule M and Schedule M-1, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by subsection 6.2.

Section 5         AFFIRMATIVE COVENANTS OF BORROWER

         Borrower covenants and agrees that, on and after the Effective Date, so long as any of the Commitments hereunder shall be in effect and until payment in full of all principal of and interest on Loans and the cancellation or expiration of all Letters of Credit issued hereunder and the reimbursement in full of all amounts drawn thereunder and all fees payable hereunder have been paid in full, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform or cause the performance of all covenants in this Section 5:



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         5.1      Financial Statements and Other Reports.

         Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. Borrower will deliver to the Administrative Agent:

                  (i) as soon as practicable and in any event within 45 days after the end of each fiscal quarter of each fiscal year of Borrower,
         (I) the  consolidated  balance sheet of Borrower and its  Subsidiaries,
         (II) the related consolidated statements of earnings and cash flows of Borrower and its Subsidiaries and (III) Reporting Division financial information for such fiscal quarter as set forth in Schedule K annexed hereto presented, in each case, for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter setting forth, in comparative form, the corresponding dates or periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of Borrower (subject to year-end audit adjustments) that they fairly present the financial condition of Borrower and its Subsidiaries (and such Reporting Divisions) as at the dates indicated and the results of their operations and cash flow for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and insofar as relates to Reporting Divisions based on Borrower's normal accounting procedures applied on a consistent basis and the absence of footnotes;

                  (ii) (a) as soon as practicable and in any event within 90 days after the end of each fiscal year of Borrower, (I) the consolidated balance sheet of Borrower and its Subsidiaries, (II) the related consolidated statements of earnings and changes in stockholders' equity and cash flows of Borrower and its Subsidiaries and (III) Reporting Division financial information for such fiscal year presented, in each case, for such fiscal year, and setting forth, in comparative form, the corresponding figures as of the end of and for the previous year, all in reasonable detail, (b)in the case of such consolidated financial statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Borrower, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (c) in the case of such financial statements with respect to Reporting Divisions, certified by the chief financial officer of Borrower based on Borrower's normal accounting procedures applied on a consistent basis;

                  (iii) commencing with the first fiscal month following the Effective Date, as soon as practicable, but in no event later than 20 Business Days after the end of each fiscal month of Borrower, monthly unaudited balance sheets of Borrower and its Subsidiaries and related statements of earnings and cash flows of Borrower and its Subsidiaries for the prior fiscal month, each certified by the Chief Financial Officer of Borrower;



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                  (iv) together  with each  delivery of financial  statements of
         Borrower and its Subsidiaries pursuant to subsections (i) and (ii) above, (a) an Officers' Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and the Letters of Credit and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate
         (I) demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in subsections 6.12, 6.13, 6.14, 6.15,
         6.16 and 6.17; (II) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Subsidiary Loan Party or a Foreign Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter; and (III) identifying any parcels of real property or improvements thereto or any other property with a value exceeding $1,000,000 that have been acquired by any Loan Party since the end of the previous fiscal quarter;

                  (v) together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsection (i) above, an Officers' Certificate of Borrower stating that the signers made, or caused to be made under their supervision, a review of the terms of, and the records relating to, all of the Intercompany Indebtedness between Borrower and its Subsidiaries and stating the amount of all such Intercompany Indebtedness outstanding;

                  (vi) together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subsection (ii) above, a written statement by the independent public accountants giving the report thereon (a) stating that their audit examination has included a review of the term of this Agreement as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to subsection (iv) above is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (b) of such subsection (iv) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

                  (vii) promptly upon receipt thereof, copies of all reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) within 45 days following the end of each fiscal year of Borrower, a detailed consolidated budget for such fiscal year
         (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget that have been, or will be, presented to Borrower's board of directors;

                  (ix) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders or by any Subsidiary of Borrower to its security holders other than Borrower or any of its Subsidiaries, and of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission;



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                  (x) promptly upon any officer of Borrower obtaining  knowledge
         (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Borrower or any Subsidiary of Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event which would be required to be disclosed in a current report filed by Borrower with the Securities and Exchange Commission on Form 8-K or (d) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

                  (xi) promptly upon the chief legal officer of Borrower obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries not previously disclosed by Borrower to Lenders or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined against Borrower or any of its Subsidiaries might materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, Borrower shall promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable Lenders and their counsel to evaluate such matters;

                  (xii) (a) promptly upon becoming aware of the occurrence of any (i) Termination Event or (ii) "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto, and (b) within 10 days after the due date for filing with the Pension Benefit Guaranty Corporation pursuant to Section 412(n) of the Internal Revenue Code of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action that Borrower proposes to take with respect thereto, together with a copy of any such notice given to the Pension Benefit Guaranty Corporation;

                  (xiii) with reasonable promptness copies of (a) all notices received by Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by Borrower or any of its respective ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA or the termination or reorganization of a Multiemployer Plan;

                  (xiv) each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause
         (ii) of this  subsection  5.1, the items  required  pursuant to Section
         4.02 of the Security Agreement;

                  (xv) the items required pursuant to Section 4 of the Pledge Agreement; and

                  (xvi) with reasonable promptness, such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through Administrative Agent.

         5.2      Corporate Existence, etc.



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         Subject to subsection 6.3, Borrower will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and those of each of its Subsidiaries (other than Receivables Subsidiary); provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of its parent and is not otherwise materially disadvantageous to the holder of any Loan; and provided further, however, that neither Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of Borrower or such Subsidiary shall have determined that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to Borrower, such Subsidiary or the holder of any Loan.

         5.3  Payment  of  Obligations;   Payment  of  Taxes  and  Claims;   Tax
Consolidation.

         A. Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         B. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

         5.4      Maintenance of Properties; Insurance.

         Borrower will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and may self-insure to the extent, and only to the extent, reasonably prudent.

         5.5      Books and Records; Inspection and Audit Rights.

         Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.
Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         5.6      Compliance with Laws, etc.

         Borrower and its Subsidiaries will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority applicable to it or its property, noncompliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole.

         5.7      Notices of Material Events.

         Borrower will furnish to Administrative Agent and each Lender prompt written notice of the following:

                  (i) the occurrence of any Event of Default or Potential Event of Default;

                  (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (iii) the occurrence of any Termination Event that, alone or together with any other Termination Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding $15,000,000; and

                  (iv) any other development that results in a Material Adverse Effect.

Each notice delivered under this subsection 5.7 shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         5.8      Information Regarding Collateral.

         A. Borrower will furnish to Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Borrower also agrees promptly to notify Administrative Agent if any material portion of the Collateral is damaged or destroyed.

         B. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (ii) of subsection 5.1, Borrower shall deliver to Administrative Agent an Officer's Certificate of Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this subsection and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         5.9      Casualty and Condemnation.

         Borrower (a) will furnish to Administrative Agent and Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Loan Documents.

         5.10     Additional Subsidiaries.

         If any additional Subsidiary is formed or acquired after the Effective Date, Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify Administrative Agent and Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

         5.11     Further Assurances.

         A. Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which Administrative Agent or Requisite Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Borrower also agrees to provide to Administrative Agent, from time to time upon request, evidence reasonably satisfactory to Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         B. If any material assets (including any real property or improvements thereto or any interest therein) are acquired by Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), Borrower will notify Administrative Agent and Lenders thereof, and, if requested by Administrative Agent or Requisite Lenders, Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by Administrative Agent to grant and perfect such Liens, including actions described in clause (A) of this subsection, all at the expense of the Loan Parties.

         C. Borrower will provide to Administrative Agent a letter from any financial institution, bank, savings and loan association, credit union or like organization, with which Borrower or any other Loan Party maintains accounts in which more than $100,000 is deposited, acknowledging Collateral Agent's security interest in, on behalf of the Secured Parties, the cash contained in such accounts.

         D. Within 45 days following the Effective Date, Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Specified Mortgaged Property duly executed and delivered by the record owner of such Specified Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Specified Mortgaged Property described therein, free of any other Liens except as expressly permitted by subsection 6. 2, together with such endorsements, coinsurance and reinsurance as Administrative Agent or the Requisite Lenders may request, and (iii) such abstracts, appraisals, legal opinions and other documents as Administrative Agent or Requisite Lenders may reasonably request with respect to any such Mortgage or Specified Mortgaged Property.

         5.12     Environmental Events.

         A. Borrower shall promptly give to Lenders notice of any Environmental Event that relates to any Borrower Property, if such Environmental Event (or the event, fact, violation, inquiry, proceeding, investigation, other action or release relating to such Environmental Event) could reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

         B. In the event of the presence at, on, above or under any Borrower Property of any Hazardous Substance that is in violation of or that could reasonably be expected to require remediation or result in liability under any applicable Environmental or Asbestos Law, which violation, remediation or liability could reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole, Borrower shall expeditiously take all necessary steps, to the extent required by applicable Environmental and Asbestos Laws, to correct any such violation or to abate the conditions giving rise to such liability in compliance with applicable Environmental and Asbestos Laws and to mitigate any attendant health and environmental risks.

         5.13     Sales of Receivables.

         Borrower shall treat, and cause Receivables Subsidiary to treat, the sale of receivables to Receivables Subsidiary under the Receivables Purchase Program as a sale for accounting purposes.

Section 6         NEGATIVE COVENANTS OF BORROWER

         Borrower covenants and agrees that, on and after the Effective Date, so long as any of the Commitments shall be in effect and until payment in full of all principal of and interest on Loans and the cancellation or expiration of all Letters of Credit and the reimbursement in full of all amounts drawn thereunder and all fees payable hereunder have been paid in full, unless Requisite Lenders shall otherwise give prior written consent, Borrower will perform all covenants in this Section 6.

         6.1      Indebtedness; Certain Equity Securities.

         A. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                      (i)  Indebtedness created under the Loan Documents;

                  (ii) Indebtedness incurred under the Receivables Purchase Program and the Foreign Factoring Program;

                  (iii) Indebtedness incurred pursuant to the Existing Notes and the Notes Indenture;

                     (iv) Indebtedness existing on the date hereof and set forth in Schedule C and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                      (v) Indebtedness of Borrower to any Subsidiary and of any Subsidiary to Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to Borrower or any Subsidiary Loan Party shall be subject to subsection 6.4(f);

                     (vi) Guarantees by Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of Borrower or any other Subsidiary; provided that Guarantees by Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to subsection 6.4(g);

                  (vii) Indebtedness of Borrower under any Interest Rate Protection Agreement permitted under subsection 6.6;

                   (viii) purchase money Indebtedness of Borrower and its Subsidiary Loan Parties incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of Capital Lease Obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (viii)); provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such renewals, refinancings or replacements and (B) such Indebtedness shall not exceed $50,000,000 in aggregate principal amount outstanding at any time; and

                     (ix) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of Borrower's Foreign Subsidiaries permitted by this clause (ix) shall not exceed $5,000,000 at any time outstanding.

         B. Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except (i) pursuant to the Rights Plan, (ii) Qualified Borrower PIK Preferred Stock, and (iii) Intercompany Preferred Stock.

         6.2      Liens.

         Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

                  (a) Liens created under the Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) Liens in respect of the Receivables Purchase Program and the Foreign Factoring Program;

                  (d) any Lien on any property or asset of Borrower or any Subsidiary existing on the date hereof and set forth in Schedule D; provided that (i) such Lien shall not apply to any other property or asset of Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (e) any Lien existing on any property or asset prior to the acquisition thereof by Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (f) Liens on fixed or capital assets acquired, constructed or improved by Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (viii) of subsection 6.1A (including renewals, refinancings or replacements thereof) , (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Borrower or any Subsidiary;

                  (g) other Liens securing liabilities permitted hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding.

provided that, notwithstanding the foregoing, no Liens shall be permitted in respect of Borrower's or any Subsidiary's intellectual property, including any Liens on the registered or unregistered trademarks of Borrower or any Subsidiary, other than Liens under the Security Agreement and Liens described in clause (xiii) of the definition of the term Permitted Encumbrance.

         6.3      Fundamental Changes.

         A. Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into Borrower in a transaction in which Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Subsidiary indirectly or directly wholly-owned by Borrower immediately prior to such merger shall not be permitted unless also permitted by subsection 6.4.

         B. Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, including the licensing of intellectual property and the purchase and resale of products similar in nature to those made by Borrower and its Subsidiaries.

         6.4      Investments, Loans, Advances, Guarantees and Acquisitions.

         Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments, loans, advances and Guarantees existing on the date hereof and set forth on Schedule E;

                  (c) (i) investments by Borrower or any Subsidiary in (x) the capital stock of the Receivables Subsidiary and (y) other interests in the Receivables Subsidiary, in each case to the extent as reasonably required by the terms of the Receivables Purchase Program and (ii) other transactions pursuant to the Receivables Purchase Program;

                  (d) investments by Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries that exist immediately prior to the applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary) and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed (A) $15,000,000 made or incurred during the period from the Effective Date to the date that is one year after the Effective Date, (B) $15,000,000 made or incurred during the one-year period thereafter and (C) $7,500,000 made or incurred during the six-month period thereafter, with such amounts to be pro rated for any period that is less than the periods specified in (A), (B) or (C) above; provided further that the aggregate amount of investments, loans, advances and Guarantees pursuant to this clause (d) shall not exceed $40,000,000 at any time outstanding for the period from the Effective Date to the Maturity Date;

                  (e) investments consisting of non-cash consideration received in respect of sales, transfers, leases or other dispositions permitted by subsection 6.5;

                  (f) investments consisting of loans or advances made by Borrower to any Subsidiary and made by any Subsidiary to Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

                  (g) investments consisting of Guarantees constituting Indebtedness permitted by subsection 6.1; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;

                  (h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (i)  investments  made  by,  and  other   transactions   with,
         Insuratex in the ordinary course of business and in a manner consistent with past practices;

                  (j) investments in and loans and advances to (i) Nano-Tex in an aggregate amount, on an annual basis, not exceeding $5,000,000 and
         (ii) other Joint Ventures in an aggregate amount, on a cumulative basis, not exceeding $7,500,000;

                  (k)  in  addition  to  other  investments  permitted  by  this
         subsection,   investments   in  an  aggregate   amount  not   exceeding
         $10,000,000;

                  (l) investments consisting of purchases and acquisitions (including leases and licenses) of inventory, supplies, materials, services, intellectual property and equipment in the ordinary course of business;

                  (m) investments consisting of loans and advances to employees not exceeding $1,000,000 in the aggregate, other than loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

                  (n) investments of Borrower under any Interest Rate Protection Agreement permitted under subsection 6.6;

                  (o) accounts receivable of the Loan Parties incurred in the ordinary course of business;

                  (p) investments consisting of permitted Capital Expenditures permitted under subsection 6.16; and

                  (q) investments constituting sale and lease back transactions permitted under subsection 6.10.

         6.5      Asset Sales.

         Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

                  (a)  sales  of  inventory,   used  or  surplus  equipment  and
         Permitted Investments in the ordinary course of business;

                  (b) sales of accounts receivables pursuant to the Receivables Purchase Program and the Foreign Factoring Program;

                  (c) the Floor Accents Sale;

                  (d) sales, transfers and dispositions to Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with subsection 6.8;

                  (e) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this subsection; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (e) shall not exceed (i) $25,000,000 for the period from the Effective Date to the date that is one year after the Effective Date, (ii) $25,000,000 for the one-year period thereafter and (iii) $12,500,000 for the six-month period thereafter, with such amounts to be pro rated for any period that is less than the periods specified in (i), (ii) or (iii) above;

                  (f)  transfers  and  dispositions   constituting   investments
         permitted by subsection 6.4;

                  (g) licenses or sublicenses of intellectual property; and

                  (h) sale and leaseback transactions permitted under subsection 6.10;

provided that (i) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (d) above) shall be made for fair value and (ii) at least 80% of the consideration in respect of sales, transfers, leases and other dispositions pursuant to clauses (c) and (e) above shall be in the form of cash.

         6.6      Interest Rate Protection.

         Borrower will not, and will not permit any of its Subsidiaries to, enter into any Interest Rate Protection Agreement, other than Interest Rate Protection Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Borrower or any Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities.

         6.7      Restricted Payments; Certain Payments of Indebtedness.

         A. Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

                  (i) Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

                  (ii) Borrower may make Restricted Payments not exceeding $3,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Borrower and its Subsidiaries; and

                  (iii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock.

         B. Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Loan Documents;

                  (ii) payment of regularly scheduled interest and principal payments and other payment obligations as and when due or during any applicable cure period in respect of any Indebtedness;

                  (iii) refinancings of Indebtedness to the extent permitted by subsection 6.1;

                  (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

                  (v) payment of any Indebtedness to be paid in connection with the Restatement Transactions.

         6.8      Transactions with Affiliates.

         Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by subsection 6.7 and (d) transactions pursuant to agreements in effect on the Effective Date and listed on Schedule I (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements).

         6.9      Restrictive Agreements.

         Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule G (and any extension or renewal of, or any amendment or modification not expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to any Lien permitted by this Agreement but only to the extent that such restrictions or conditions apply only to the property or assets to which such Lien attaches and
(v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         6.10     Sale and Lease-Back Transactions.

         Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset; provided that no such transaction shall be permitted if the proceeds received by Borrower or any Subsidiary from such transaction, when aggregated with the proceeds of each other such transaction previously consummated pursuant to this subsection 6.10, would exceed $10,000,000.

         6.11     Amendment of Material Documents.

         Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, (b) the Receivables Purchase Program, (c) any other Indebtedness having an aggregate principal amount in excess of $15,000,000 and (d) any agreements governing Joint Ventures, in each case to the extent that such amendment, modification or waiver is reasonably likely to be materially adverse to the Lenders.

         6.12     Interest Expense Coverage Ratio.

         Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case as of the last day of any fiscal quarter during any period set forth below, to be less than the ratio set forth below opposite such period:

                      Period                                  Ratio

Effective Date to September 28, 2001                      1.35 to 1.00
September 29, 2001 to September 27, 2002                  1.75 to 1.00
September 28, 2002 to Maturity Date                       2.00 to 1.00

         6.13     Leverage Ratio.

         Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter during any period set forth below to exceed the ratio set forth below opposite such period:

                      Period                                  Ratio

Effective Date to March 31, 2001                          8.75 to 1.00
April 1, 2001 to September 28, 2001                       8.50 to 1.00
September 29, 2001 to September 27, 2002                  6.00 to 1.00
September 28, 2002 to Maturity Date                       5.00 to 1.00

         6.14     Senior Secured Leverage Ratio.

         Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any fiscal quarter during any period set forth below to exceed the ratio set forth below opposite such period:

                      Period                                  Ratio

Effective Date to March 31, 2001                          6.00 to 1.00
April 1, 2001 to September 28, 2001                       5.75 to 1.00
September 29, 2001 to September 27, 2002                  4.00 to 1.00
September 28, 2002 to Maturity Date                       3.25 to 1.00

         6.15     Net Worth.

         Borrower will not permit Consolidated Net Worth as of the last day of any fiscal quarter to be less than the sum of (a) $85,000,000, (b) 50.0% of Consolidated Net Income for each fiscal quarter with positive Consolidated Net Income ending on or after the Effective Date and on or prior to the date as to which compliance with this subsection 6.15 is being determined and (c) the amount of any increase in Consolidated Net Worth attributable to the issuance by Borrower or any Subsidiary of its capital stock, or any capital contribution to Borrower, after the Effective Date.

         6.16.    Capital Expenditures.

         A. Borrower will not permit the aggregate amount of Capital Expenditures (i) during the term of this Agreement to exceed $80,000,000 and
(ii) for any fiscal year of Borrower set forth below to exceed the amount set forth in the table below opposite such date:

               Date of Fiscal Year End                      Amount

                 September 29, 2001                       $35,000,000
                 September 28, 2002                       $35,000,000

         B. Notwithstanding the foregoing, Borrower may in respect of the fiscal year ending on September 30, 2002, and each fiscal year thereafter, increase the amount of Capital Expenditures permitted to be made during such fiscal year pursuant to subsection 6.16A by an amount equal to the total unused amount of permitted Capital Expenditures for the immediately preceding fiscal year (without giving effect to the amount of any unused permitted Capital Expenditures that were carried forward to such preceding fiscal year).

         6.17     Consolidated Lease Expense.

         Borrower will not permit Consolidated Lease Expense for any fiscal year of Borrower to exceed $25,000,000, with such amount to be pro rated for any period that is less than one year.

Section 7         EVENTS OF DEFAULT

         If any of the following conditions or events ("Events of Default") shall occur and be continuing:

         7.1      Failure to Make Payments When Due.

         Failure to pay any installment of principal of any Loan or any reimbursement obligation in respect of any payment made by Fronting Bank pursuant to a Letter of Credit when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Loan or any other fee or any other amount payable under this Agreement or any other Loan Document within five days after the date due; or

         7.2      Default in Other Agreements.

         (a) Failure of Borrower or any of its Subsidiaries (other than Receivables Subsidiary) to pay when due any principal or interest on (i) any Indebtedness (other than Indebtedness consisting of Contingent Obligations and Indebtedness referred to in subsection 7.1) or items of Indebtedness with an aggregate principal amount of $15,000,000 or more or (ii) any Contingent Obligation in an amount of or Contingent Obligations with an aggregate principal amount of $15,000,000 or more;

         (b) Any breach or default of Borrower or any of its Subsidiaries (other than Receivables Subsidiary) with respect to any other term of (i) any evidence of any Indebtedness (other than Indebtedness consisting of Contingent Obligations) or items of Indebtedness with an aggregate principal amount of $15,000,000 or more or any Contingent Obligation or Contingent Obligations with an aggregate principal amount of $15,000,000 or more; or (ii) any loan agreement, mortgage, indenture or other agreement relating to Indebtedness or Contingent Obligations described in subclause (i) of this clause (b), if the effect of such default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); provided that such default or breach has not been waived by such holder or holders or trustee on behalf of such holder or holders or such default or breach has not been remedied or cured within the time period permitted, if any, by the instruments evidencing the Indebtedness or Contingent Obligation; or

         (c) (i) An Amortization Event (as defined in the documents establishing the Receivables Purchase Program) shall have occurred and be continuing or (ii) any other default under the Receivables Purchase Program shall have occurred and be continuing, if the effect of such default is to permit the termination of the Receivables Purchase Program without the agreement of the Receivables Subsidiary to such termination; or

         7.3      Breach of Certain Covenants.

         Failure of Borrower to perform or comply with any term or condition contained in subsections 2.7, 2.8, 5.2 (with respect to the existence of Borrower), 5.7, or Section 6 of this Agreement; or

         7.4      Breach of Warranty.

         Any representation or warranty made or deemed made by or on behalf of Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder or in any certificate at any time given by such Person in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         7.5      Other Defaults Under Agreement or Loan Documents.

         Borrower shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than those referred to above in subsections 7.1, 7.2 or 7.3) and such default shall not have been remedied or waived within 30 days after receipt of notice from Administrative Agent or any Lender of such default; or

         7.6      Involuntary Bankruptcy; Appointment of Receiver, etc.

         (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case is commenced against Borrower or any Subsidiary under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary, or over all or a substantial part of its property, shall have been entered; or an interim receiver, trustee or other custodian of Borrower or any Subsidiary for all or a substantial part of the property of Borrower or any Subsidiary is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of Borrower or any Subsidiary, and the continuance of any such events in subpart
(B) for 60 days unless dismissed, bonded or discharged; or

         7.7      Voluntary Bankruptcy, Appointment of Receiver, etc.

         Borrower or any Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Borrower or any Subsidiary of any assignment for the benefit of creditors; or the inability or failure of Borrower or any Subsidiary, or the admission by Borrower or any Subsidiary in writing of its inability to pay its debts as such debts become due; or the Board of Directors of Borrower or any Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

         7.8      Ability to Pay Debts.

         Borrower or any Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due; or

         7.9      Judgments and Attachments.

         Any money judgments, writs or warrants of attachment, or similar processes involving an aggregate amount in excess of $15,000,000 (not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against Borrower or any Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than three days prior to the date of any proposed sale thereunder, or

         7.10     Dissolution.

         Any order, judgment or decree shall be entered against Borrower or any Subsidiary decreeing the dissolution or split up of Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         7.11     Liens.

         Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having a fair value of greater than $3,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

         7.12     Guarantees.

         Any Loan Party, or any Person acting with authority on its behalf, shall deny or disaffirm such Loan Party's obligations under the Guarantee Agreement; or

         7.13     Unfunded ERISA Liabilities.

                  (i) A notice of intent to terminate any Pension Plan shall be filed under Section 4041 of ERISA; or

                  (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or

                  (iii)  the  Pension  Benefit  Guaranty   Corporation  (or  any
         successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or

                  (iv) Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan; or

                  (v) any other Termination Event shall occur with respect to any Pension Plan; or

                  (vi) a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Internal Revenue Code) shall occur with respect to any Pension Plan;

and the Requisite Lenders shall determine in good faith after consultation with Borrower that as of the date thereof or any subsequent date, the sum of each of Borrower's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto), to any Pension Plan or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event or events listed in subclauses (i)-(vi) above could reasonably be expected to exceed $15,000,000; or

         7.14     Liability Under Multiemployer Plans.

         (a) Borrower or any of its respective ERISA Affiliates as employer under a multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring annual payments in an amount individually or in the aggregate exceeding $3,000,000; unless (x) prior to the time any payment of such withdrawal liability is due in accordance with Section 4219(c)(2) of ERISA, the plan sponsor agrees in writing that the correct amount of the annual payment is less than $3,000,000, or (y) prior to the time any payment of such withdrawal liability is due in accordance with Section 4219(c)(2) of ERISA, a court of competent jurisdiction has enjoined and continues to enjoin the collection of such payment, or (z) Section 4219 of ERISA has been amended to provide that notification that such withdrawing employer has incurred a withdrawal liability would not, in the ordinary course or with the lapse of time, require the payment; provided that in the event of such an amendment, an Event of Default shall be deemed to occur when any payment of such withdrawal liability becomes due or would, in the ordinary course or with the lapse of time, become due; or

         (b) Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates with respect to such plan will exceed $3,000,000; or

         7.15     Change in Control.

         (i) Any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall become the owner, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower; or

         (ii) Any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall, pursuant to one or more transactions for which the prior approval of the board of directors of Borrower has been obtained, become the owner, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower; or

         (iii) Any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall (a) other than pursuant to one or more transactions for which the prior approval of the board of directors of Borrower has been obtained, become the owner, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower (the date on which Borrower becomes aware that such person or group owns shares representing more than 30% of such aggregate voting power, the "Trigger Date") and (b) continue to be the owner, beneficially or of record, of shares representing more than 30% of such aggregate voting power on the earlier of (x) the date, if any, on which the board of directors of Borrower approves the transaction or transactions pursuant to which such person or group became the owner, beneficially or of record, of shares representing more than 30% of such aggregate voting power and (y) the date that is 30 days following the Trigger Date; or

         (iv) There shall occur during any period a change in the board of directors of Borrower pursuant to which the individuals who constituted the board of directors of Borrower at the beginning of such period (together with any other director whose election by the board of directors of Borrower (or whose nomination for election by the stockholders of Borrower) was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Borrower in office at the end of such period.

         THEN (i) upon the occurrence of any Event of Default described in the foregoing subsections 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts of other documents required to draw order such Letter of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan and the obligation of Fronting Bank to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, Administrative Agent may, and at the request of Requisite Lenders shall, by written notice to Borrower, declare all of the Loans and an amount equal to the amounts described in clauses (a) and (b) to be, and the same shall forthwith become, due and payable, together with accrued interest thereon, and the obligation of each Lender to make any Loan and the obligation of Fronting Bank to issue any Letter of Credit hereunder shall hereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders having Commitments to purchase from Fronting Bank participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.1E. Nevertheless, if at any time within 60 days after acceleration of the maturity of any Loan, Borrower shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, and payments of amounts referred to in clause (b) above, in each case due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6 then Requisite Lenders by written notice to Borrower may rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

Section 8         THE ADMINISTRATIVE AGENT

         8.1      Appointment.

         Each of Lenders and Fronting Bank hereby irrevocably appoints Administrative Agent as its agent. The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent hereunder. Administrative Agent agrees to act as such upon the express conditions contained in this Section 8. The provisions of this Section 8 are solely for the benefit of Administrative Agent, and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties after this Agreement, Administrative Agent, shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

         8.2      Powers; General Immunity.

         A. Duties Specified. Each Lender irrevocably authorizes Administrative Agent, to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein as are specifically delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent, shall have only those duties and responsibilities which are expressly specified in this Agreement and it may perform such duties by or through its agents or employees. The duties of each Administrative Agent shall be mechanical and administrative in nature; and Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

         B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or for the issuance of Letters of Credit and such Lender's purchase of participations therein, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Administrative Agent to Lenders or by or on behalf of Borrower to Administrative Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Event of Default or Potential Event of Default.

         C. Exculpatory Provisions. Administrative Agent or any of its officers, directors, employees or agents shall not be liable to Lenders for any action taken or omitted hereunder or in connection herewith unless caused by its or their gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower) accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders

         D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans or any Letter of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the content clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         8.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Loans and the issuance of Letters of Credit hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Administrative Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or any time or times thereafter, and Administrative Agent shall not further have any responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

         8.4      Right to Indemnity.

         Each Lender severally agrees to indemnify Administrative Agent proportionately to its Pro Rata Share at the time the obligation to indemnify arises of the aggregate of the Loans outstanding and the Commitments, to the extent Administrative Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent, for any purpose shall, in the opinion of Administrative Agent be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         8.5      Successor Administrative Agent.

         Administrative Agent may resign at any time by giving 30 days prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 9         MISCELLANEOUS

         9.1      Representation of Lenders.

         Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will hold each Loan hereunder as a loan in the ordinary course of such business; provided, however, that, subject to subsection 9.2, the disposition of any Loan or other evidence of Indebtedness held by that Lender shall at all times be within its exclusive control.

         9.2      Assignments and Participations in Loans.

         A. Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of Administrative Agent and Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) in the case of any assignment of any Commitment, Fronting Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the commitments, in the case of an assignment of Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 or the entirety of the Commitment, as applicable, (iv) the parties to each such assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance and, a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire; and provided further that any consent otherwise required under this paragraph shall not be required if a Potential Event of Default or an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to subsection 9.2D, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless Administrative Agent shall otherwise agree, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease be a party hereto but shall continue to be entitled to the benefits of subsections 2.1H, 2.1J, 2.7F, 2.9, 2.10, and 9.4, as well as to any fees accrued for its account under subsections 2.1F and 2.6 and not yet paid).

         B. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balance of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Borrower or any of its Subsidiaries or the performance or observance by Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such agents by the terms of this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         C. Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         D. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection 9.2A and, if required, the written consent of Administrative Agent, Fronting Bank or Swingline Lender to such assignment, Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders.

         E. Each Lender may without the consent of Borrower or Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in subsections 2.1H, 2.1J, 2.7F, 2.9 and 2.10 to the same extent as if they were Lenders, provided that Borrower shall not be required to reimburse any participating bank or other entity pursuant to subsections 2.1H, 2.1J, 2.7F, 2.9 or 2.10 in an amount that would exceed the amount that would have been payable thereunder to such Lender had such Lender not sold such participation, (iv) each such participating bank or other entity shall deliver all forms required under subsection 2.7F(vii) and (v) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications are waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, releasing all or substantially all collateral or extending any scheduled date for reduction or termination of the Commitments).

         F. Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.2, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower, provided that (i) prior to any such disclosure of information designated by Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information and (ii) the related Lender or participant shall promptly deliver a copy of such confidentiality agreement to Borrower, provided that, in the ease of any participation, delivery of such confidentiality agreement shall not be required until after the consummation of such participation or until after the proposed participant or the applicable Lender shall have determined not to proceed with the proposed participation.

         G. Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder. Upon the request of any Lender, Borrower shall promptly execute and deliver to such Lender a note, in a form reasonably acceptable to Administrative Agent, such Lender and Borrower, evidencing the Loans made to Borrower by such Lender hereunder.

         9.3      Expenses; Indemnity; Damage Waiver.

         A. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by Fronting Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Administrative Agent, Fronting Bank or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent, Fronting Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this subsection, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         B. Borrower shall indemnify Administrative Agent, Fronting Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Restatement Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by Fronting Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Substances on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Event related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         C. To the extent that Borrower fails to pay any amount required to be paid by it to Administrative Agent, Fronting Bank or Swingline Lender under A or B of this subsection, each Lender severally agrees to pay to Administrative Agent, the Fronting Bank or Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent, Fronting Bank or Swingline Lender in its capacity as such.

         D. To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Restatement Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         E. All amounts due under this subsection shall be payable promptly after written demand therefor.

         9.4      Setoff.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Loan is hereby authorized by Borrower at any time or from time to time, without notice to Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to that Lender or that subsequent holder under this Agreement and the Letters of Credit, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not (i) that Lender or that subsequent holder shall have made any demand hereunder or (ii) that Lender or that subsequent holder shall have declared the principal or the interest on the Loans, any obligation of Borrower with respect to the Letters of Credit and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         9.5      Ratable Sharing.

         Each Lender and each subsequent holder of any Loan agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Revolving Loans and amounts payable in respect of Letters of Credit and Commitment Fees with respect to the Commitments, equitable adjustment will be made so that, in effect, all such amounts will be shared among Lenders proportionately to their respective Pro Rata Shares of the applicable Revolving Loans or Commitments whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Revolving Loans, (ii) if any of them shall exercise any right of counterclaim, setoff, banker's lien or similar right with respect to amounts owed by Borrower hereunder or under the Revolving Loans or in respect of the Letters of Credit that Lender or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with all amounts outstanding at such time owed by Borrower to it, and
(iii) if any of them shall thereby through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Revolving Loans held by the Lender or holder, the amount of any Letter of Credit or any participation therein or any amount payable hereunder, as the case may be, which is greater than the proportion received by any other holder of the Revolving Loans in respect to the aggregate amount of principal and interest due with respect to the Revolving Loans held by it, the amount of any Letter of Credit or any participation therein or any amount payable hereunder that Lender or that holder of the Revolving Loans receiving such proportionately greater payments shall (a) notify each other Lender and Administrative Agent of such receipt and (b) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Revolving Loans held by the other holders or Letters of Credit issued by other Lenders so that all such recoveries of principal and interest with respect to the Revolving Loans and reimbursement of amounts drawn under or payable with respect to Letters of Credit shall be proportionate to their respective applicable Pro Rata Shares; provided that if all or part of such proportionately greater payment received by such purchasing holder is thereafter recovered from such holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that holder to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation in any such Revolving Loan or Letter of Credit, as the case may be, so purchased and any other subsequent holder of a participation in any Revolving Loan otherwise acquired may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by Borrower to that holder as fully as if that holder were a holder of such a Revolving Loan in the amount of the participation held by that holder.

         9.6      Amendments and Waivers.

         Except as provided in subsection 4.1D with respect to supplementing Schedule A, no amendment, modification, termination or waiver of any provision of this Agreement or Letters of Credit, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; except that (i) no amendment, modification, termination or waiver shall (a) reduce the principal amount of, or subordinate the principal, or extend the scheduled maturity of or any date for the scheduled payment of any principal of or interest on, any Loan (it being understood that the amendment, modification or waiver of a prepayment provision shall not constitute such an extension), or forgive any such payment or any part thereof, or reduce the rate of interest on any Loan, without the prior written consent of each Lender affected thereby or (b) increase the Commitments of any Lender, reduce the Commitment Fees or other fees payable to any Lender, or amend or modify the Pro Rata Share of any Lender without the prior written consent of such Lender, (ii) any amendment, modification, termination or waiver of the definition of "Requisite Lenders", any provision expressly requiring the approval or concurrence of all Lenders or any provision contained in this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders, (iii) the release of all or any significant portion of the Collateral from the Liens of the Security Documents (except as provided in such Security Documents) shall be effective only if evidenced by a writing signed by or on behalf of all Lenders, (iv) the release of any Subsidiary Guarantor from its guarantee under the Guarantee Agreement (except as provided in such Guarantee Agreement) shall be effective only if evidenced by a writing signed by or on behalf of all Lenders and (v) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 or 8 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and with the consent of Requisite Lenders. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each holder of the Loans at the time outstanding, each future holder of the Loans, and, if signed by Borrower, on Borrower.

         9.7      Independence of Covenants.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         9.8      Change in Accounting Principles, Fiscal Year or Tax Laws.

         If (i) any preparation of the financial statements referred to in subsection 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) results in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 5 and 6 hereof, (ii) there is any change in Borrower's fiscal quarter or the fiscal year, or (iii) there is a material change in federal tax laws which materially affects Borrower's ability to comply with the financial covenants, standards or terms found in Section 1, 5 or 6 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such changes as if such changes had not been made.

         9.9      Notices.

         Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Borrower, to it at 3330 West Friendly Avenue, Greensboro, North Carolina 27410, Attention of Treasurer (Telecopy No.
         (336) 379-2245);

                  (b) if to Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sharon Hamboussi (Telecopy No.
         (212) 552-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Randolph Cates (Telecopy No. (212) 270-1403);

                  (c) if to Fronting Bank, to it at Chase Manhattan Bank USA, N.A., Letter of Credit Syndication Unit, 8th Floor, 1201 North Market Street, Wilmington, Delaware 19801, Attention of Michael Handago (Telecopy No. (302-984-4904);

                  (d) if to Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sharon Hamboussi (Telecopy No. (212) 552-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Randolph Cates (Telecopy No.
         (212) 270-1403); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         9.10     Survival of Warranties and Certain Agreements.

         A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the issuance of the Letters of Credit (it being understood that no representation or warranty shall be deemed to have been made on or as of any date other than dates referred to in subsections 3.1D, 3.2B or 3.3C).

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.1H, 2.1J, 2.7F, 2.9E, 2.9H and 9.3 and the agreements of Lenders set forth in subsections 8.2C,
8.4 and 9.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amount drawn thereunder and the termination of this Agreement.

         9.11     Failure or Indulgence Not Waiver; Remedies Cumulative.

         No failure or delay on the part of any Lender or any holder of any Loan in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available.

         9.12     Severability.

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby,

         9.13     Obligations Several; Independent Nature of Lenders' Rights.

         The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         9.14     Headings.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         9.15     Applicable Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         9.16     Successors and Assigns, Subsequent Holders of Loans.

         (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans, and, in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder may not be assigned without the written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.2.

         (b)  In the event that:

                  (i) any Lender shall have refused (and shall not have retracted such refusal) to make available any Revolving Loan or Letter of Credit on its part to be made available hereunder, other than solely as a result of the failure of any condition set forth in Section 3 to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

                  (ii) any Lender shall have notified Administrative Agent or Borrower (and shall not have restricted such notification) that it does not intend to comply with any of its obligations hereunder, other than solely as a result of the failure of any condition set forth in Section 3 to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

                  (iii) (A) a receiver, trustee, conservator or other custodian shall have been appointed with respect to any Lender or its property at the direction or request of any regulatory agency or authority or (B) an order, action, process or proceeding of the type contemplated by subsection 7.6 or 7.7 shall be commenced by or against such Lender (or such Lender shall have consented to any such order, action, process or proceeding); or

                  (iv) Borrower is required (A) pursuant to subsection 2.1H or subsection 2.1J to make any additional payment in respect of Letter of Credits to any Lender, (B) pursuant to subsection 2.7F to make any payment to or on behalf of any Lender (or Transferee, as such term is defined in subsection 2.7F(i) with respect to Taxes or Other Taxes (or would be so required on or prior to the next following date on which a payment hereunder (other than pursuant to subsection 2.7F) is required to be made or for any such Lender), (C) pursuant to subsection 2.9B to make any additional payments to an Affected Lender or (D) pursuant to subsection 2.9H to make any additional payment in respect of increased costs to any Lender;

then Borrower shall have the right, at its own expense, upon notice to such Lender and Administrative Agent, (x) to require such Lender, and such Lender hereby agrees, to use its best efforts to transfer and assign without recourse (in accordance with and subject to restrictions contained in subsection 9.2A) all the interests, rights and obligations of such Lender to an Eligible Assignee; provided, however, that (1) no such assignment shall conflict with any law, rule or regulation or order of any governmental authority and (2) Borrower or such Eligible Assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder; or (y) to replace such Lender with one or more Eligible Assignees (including, without limitation, by prepaying the Loans made by such Lender and reborrowing from such Eligible Assignees corresponding Loans up to the respective amounts of the Loans so prepaid); provided, in the case of this clause (y), (1) that the Lender being replaced has been paid in full all Loans made by such Lender and all other amounts accrued or due to such Lender hereunder, (2) that the full amount of the Total Commitment remains unchanged and (3) that the percentages of the Total Commitments allocated to the other Lenders remain unchanged unless prior written consent from such Lenders has been obtained. Upon any such assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.7F, 2.9, 2.10 and 9.3, as well as to any fees accrued for its account under subsections 2.1F and 2.6 and not yet paid.

         (c) In the event that S&P and Moody's shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- and Baa3, respectively, or the equivalent, then each of Fronting Bank and Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Lender and Administrative Agent, to replace such Lender with an Eligible Assignee, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 9.2A) all the interests, rights and obligations in respect of its Commitment to an Eligible Assignee; provided, however, that (x) no such assignment shall conflict with any law, rule or regulation or order of any governmental authority and (b) Fronting Bank, Borrower or such Eligible Assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.7F, 2.9, 2.10 and 9.3, as well as to any fees accrued for its account under subsections 2.1F and 2.6 and not yet paid.

         (d) Borrower may, with the prior written consent of the Administrative Agent, replace any of the Lenders with one or more Eligible Assignees (including, without limitation, by prepaying the Revolving Loans made by such Lender and reborrowing from such Eligible Assignees corresponding Loans up to the respective amounts of the Loans so prepaid); provided (i) that the Lender being replaced has been paid in full all Loans made by such Lender and all other amounts accrued or due to such Lender hereunder, (ii) that the full amount of the Total Commitment remains unchanged and (iii) that the percentages of the total commitments allocated to the other Lenders remain unchanged unless prior written consent from such Lenders has been obtained. Upon any such replacement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.7F, 2.9, 2.10 and 9.3, as well as to any fees accrued for its account under subsections 2.1F and 2.6 and not yet paid.

         9.17 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY LETTER OF CREDIT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; PROVIDED, HOWEVER, THAT, SO LONG AS BORROWER MAINTAINS A PRINCIPAL PLACE OF BUSINESS IN NEW YORK, NEW YORK, SUCH SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE AT BURLINGTON INDUSTRIES INC., 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105, ATTENTION: TREASURER, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.18.

         9.18     Confidentiality.

         Subject to subsection 9.2F, Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Borrower in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event, subject to subsection 9.2F, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loan or participation therein or as required or requested by any governmental agency or representative thereof or as otherwise required by law or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any governmental agency of representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information so that either or both of them may seek an appropriate protective order; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Borrower.

         9.19     Counterparts.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         9.20     No Third Party Beneficiaries.

         No entity or person, other than the parties (and, in the case of Lenders, their permitted successors and assigns hereunder) to this Agreement, has been given or shall be deemed to have been given any rights as a third party beneficiary hereunder or under any of the other Loan Documents or other instruments and documents executed in connection herewith and therewith.

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                            BURLINGTON INDUSTRIES, INC.,

                               by
                                 /s/ John D. Englar
                                 -----------------------------------------------
     Name: John D. Englar
                                 Title: Senior Vice President


                            THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral
                            Agent and Swingline Bank,

                               by
                                 /s/ D. Davey
                                 -----------------------------------------------
        Name: D. Davey
   Title: Managing Director


                            CHASE MANHATTAN BANK USA, N.A., as Fronting Bank,

                               by
                                 /s/ Michael P. Handago
                                 -----------------------------------------------
   Name: Michael P. Handago
     Title: Vice President


                            BANK OF AMERICA, N.A.,

                              by
                                 /s/ E. Phifer Helms
                                 -----------------------------------------------
     Name: E. Phifer Helms
   Title: Managing Director


                            WACHOVIA BANK, N.A.,

                              by
                                 /s/ Haywood Edmundson, V
                                 -----------------------------------------------
                                 Name: Haywood Edmundson, V
                                 Title: Senior Vice President


                            SUNTRUST BANK

                            by
                              /s/ Bradley J. Staples
                              --------------------------------------------------
   Name: Bradley J. Staples
                              Title: Director

                             FIRST UNION NATIONAL BANK,

                               by
                                  /s/ Roger Pelz
                                  ----------------------------------------------
        Name: Roger Pelz
                                  Title: Senior Vice President


                             BNP PARIBAS,

                               by
                                  /s/ Henry F. Setina
                                  ----------------------------------------------
      Name: Henry F. Setina
      Title: Vice President

                               by
                                  /s/ Lloyd G. Cox
                                  ----------------------------------------------
       Name: Lloyd G. Cox
    Title: Managing Director


                             THE BANK OF NOVA SCOTIA,

                               by
                                  /s/ William E. Zarrett
                                  ----------------------------------------------
    Name: William E. Zarrett
    Title: Managing Director


                             CANADIAN IMPERIAL BANK OF COMMERCE,

                               by
                                  /s/ Stephanie E. DeVane
                                  ----------------------------------------------
                                  Name: Stephanie E. DeVane
                                  Title: Executive Director, CIBC World Markets
         Corp., as Agent


                             BANK OF TOKYO-MITSUBISHI, LTD.

                               by
                                  /s/ R. Glass
                                  ----------------------------------------------
         Name: R. Glass
      Title: Vice President


   THE SUMITOMO BANK, LIMITED

                             by
                               /s/ C. Michael Garrido
                               -------------------------------------------------
    Name: C. Michael Garrido
  Title: Senior Vice President

                           THE BANK OF NEW YORK,

                             by
                                /s/ Edward J. DeSalvio
                                ------------------------------------------------
  Name: Edward J. DeSalvio
    Title: Vice President


                           US BANK - NATIONAL ASSOCIATION,

                             by
                                /s/ Thomas W. Cherry
                                ------------------------------------------------
   Name: Thomas W. Cherry
    Title: Vice President


                           FLEET NATIONAL BANK,

                             by
                                /s/ Virginia Dennett
                                ------------------------------------------------
   Name: Virginia Dennett
       Title: Director


                           SOCIETE GENERALE,

                             by
                                /s/ Jay Sands
                                ------------------------------------------------
       Name: Jay Sands
  Title: Managing Director


                           PNC BANK, NATIONAL ASSOCIATION,

                             by
                                /s/ Mark Stasenko
                                ------------------------------------------------
     Name: Mark Stasenko
    Title: Vice President


                           HSBC BANK USA,

                             by
                                /s/ Christopher Casey
                                ------------------------------------------------
   Name: Christopher Casey
    Title: Vice President


                           THE FUJI BANK, LTD.,

                             by
                                /s/ Yuji Tanaka
                                ------------------------------------------------
      Name: Yuji Tanaka
    Title: V.P. & Manager

                          CREDIT LYONNAIS NEW YORK BRANCH,

                            by
                               /s/ Thierry Vincent
                               -------------------------------------------------
   Name: Thierry Vincent
                               Title: Senior Vice President


                          THE TOKAI BANK, LTD.,

                            by
                               /s/ Shinichi Nakatani
                               -------------------------------------------------
  Name: Shinichi Nakatani
                               Title: Assistant General Manager

                                                                     EXHIBIT VI


                                    INDEMNITY,   SUBROGATION  and   CONTRIBUTION
                           AGREEMENT dated as of December __, 2000, among BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), each Subsidiary of Borrower listed on
                           Schedule I hereto (each such subsidiary, individually, a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


         Reference is made to (a) the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender and Chase Manhattan Bank USA, N.A. as fronting bank (in such capacity, "Fronting Bank") and (b) the Guarantee Agreement dated as of December __, 2000 between Subsidiary Guarantors and Collateral Agent (the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Lenders have agreed to make Loans to Borrower, and Fronting Bank has agreed to issue Letters of Credit for the account of Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Subsidiary Guarantor is guaranteeing such Loans and the other Obligations (as defined in the Guarantee Agreement) of Borrower under the Credit Agreement pursuant to the Guarantee Agreement. Pursuant to the Security Documents, each Subsidiary Guarantor is granting Liens on and security interests in certain of its assets to secure the Obligations. The obligations of Lenders to make Loans and of Fronting Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by Borrower and Subsidiary Guarantors of an agreement in the form hereof.

         Accordingly, Borrower, each Subsidiary Guarantor and Collateral Agent agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as Subsidiary Guarantors may have under applicable law (but subject to Section 3), Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement, Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor (a "Contributing Subsidiary Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Guarantee Agreement or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the "Claiming Subsidiary Guarantor") shall not have been fully indemnified by Borrower as provided in Section 1, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of Subsidiary Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of Borrower or any Subsidiary Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder.

         SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the aggregate amount of outstanding Letters of Credit has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of Borrower, any Subsidiary Guarantor or otherwise.

         SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. Waivers; Amendment. (a) No failure on the part of Collateral Agent or any Subsidiary Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Collateral Agent or any Subsidiary Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of Collateral Agent or any of Subsidiary Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into among Borrower, the Subsidiary Guarantors and Collateral Agent, subject to any consents required in accordance with subsection 9.2 of the Credit Agreement.

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement, and addressed as specified therein.

         SECTION 8. Successors and Assigns; Binding Agreement; Assignments; Several Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither Borrower nor any Subsidiary Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of Requisite Lenders. Notwithstanding the foregoing, at the time any Subsidiary Guarantor is released from its obligations under the Guarantee Agreement in accordance with the Guarantee Agreement and the Credit Agreement, such Subsidiary Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by Borrower and each Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by Collateral Agent, the other Secured Parties and each Subsidiary Guarantor and shall survive the making by Lenders of the Loans and the issuance of the Letters of Credit by Fronting Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the aggregate amount of outstanding Letters of Credit exceeds zero and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of he remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Subsidiary Guarantor when a counterpart bearing the signature of such Subsidiary Guarantor shall have been delivered to Collateral Agent.
Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 12. Additional  Subsidiary  Guarantors.  Pursuant to subsection
5.10 of Credit Agreement, Borrower is required to cause each Subsidiary that was not in existence or not such a Subsidiary on the date of the Credit Agreement to enter into the Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary that is a Subsidiary Loan Party. Upon execution and delivery, after the date hereof, by Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.






                 BURLINGTON INDUSTRIES, INC.,

                    by


                       Name:
                       Title:






                 EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I
                 HERETO,

                    by


                       Name:
                       Title:







                 THE CHASE MANHATTAN BANK, as Collateral Agent,

                    by


                       Name:
                       Title:







                                   SCHEDULE I
                to the Indemnity, Subrogation
                   and Contribution Agreement

                              Subsidiary Guarantors


Name






                                                                  Annex 1 to
                                              the Indemnity, Subrogation and
                                                      Contribution Agreement

                                    SUPPLEMENT   NO.   dated  as  of  ,  to  the
                           Indemnity, Subrogation and Contribution Agreement dated as of December __, 2000 (as may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), each Subsidiary of Borrower listed on Schedule I thereto (each such subsidiary, individually, a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to (a) the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender and Chase Manhattan Bank USA, N.A. as fronting bank (in such capacity, "Fronting Bank") and (b) the Guarantee Agreement dated as of December __, 2000 between Subsidiary Guarantors and Collateral Agent (the "Guarantee Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

         C. Borrower and Subsidiary Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce Lenders to make Loans and Fronting Bank to issue Letters of Credit. Pursuant to subsection 5.10 of the Credit Agreement, Borrower is required to cause each Subsidiary that was not in existence or not a Subsidiary on the date of the Credit Agreement to enter into the Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary that is a Subsidiary Loan Party. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of Borrower may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary ("New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce Lenders to make additional Loans and Fronting Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, Collateral Agent and New Subsidiary Guarantor agree as follows:

         SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a "Subsidiary Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include New Subsidiary Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. New Subsidiary Guarantor represents and warrants to Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of New Subsidiary Guarantor and Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing
and  given  as  provided  in  Section  7  of  the  Indemnity,   Subrogation  and
Contribution Agreement.

         IN WITNESS WHEREOF, New Subsidiary Guarantor and Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.







                            [NAME OF NEW SUBSIDIARY GUARANTOR],

                               by

                                  Name:
                                  Title:
                                  Address:


                            THE CHASE MANHATTAN BANK, as Collateral Agent,

                               by

                                  Name:
                                  Title:

                                                                     EXHIBIT VII


                        GUARANTEE AGREEMENT dated as of December __, 2000, among
                  each of the subsidiaries listed on Schedule I hereto (each such subsidiary, individually, a "Subsidiary Guarantor", and collectively, "Subsidiary Guarantors") of BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender and Chase Manhattan Bank USA, N.A. as fronting bank (in such capacity, "Fronting Bank"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Lenders have agreed to make Loans to Borrower, and Fronting Bank has agreed to issue Letters of Credit for the account of Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Subsidiary Guarantor is a direct or indirect Subsidiary of Borrower and it acknowledges that it will derive substantial benefit from the making of the Loans by Lenders, and the issuance of the Letters of Credit by Fronting Bank. Borrower has elected that each Subsidiary Guarantor guarantee the Obligations (as defined below) by entering into this Agreement. The obligations of Lenders to make Loans and of Fronting Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by each Subsidiary Guarantor of a guarantee agreement in the form hereof. As consideration therefor and in order to induce Lenders to make Loans and Fronting Bank to issue Letters of Credit, each Subsidiary Guarantor is willing to execute this Agreement.

         Accordingly, each Subsidiary Guarantor and Administrative Agent (and each of their respective successors and assigns) agree as follows:


         SECTION 1. Guarantee. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of each Loan Party, monetary or otherwise, under each Interest Rate Protection Agreement or Commodities Agreement entered into with a counterparty that was a Lender (or an Affiliate thereof) at the time such Interest Rate Protection Agreement or Commodities Agreement was entered into and
(d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to Administrative Agent or Collateral Agent or any of their Affiliates and arising from treasury, depositary and cash management services or in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against Borrower or any other Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document or any other agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of Collateral Agent or any other Secured Party.

         SECTION 3. Security. Each Subsidiary Guarantor authorizes Collateral Agent on behalf of itself and each of the other Secured Parties to (a) take and hold security pursuant to the Security Documents, for the payment of this guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as the Collateral Agent in its reasonable discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

         SECTION 4. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Collateral Agent or any other Secured Party in favor of Borrower, any other Loan Party or any other Person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment or performance), set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Administrative Agent, Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of each Subsidiary Guarantor or that would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).


         SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower or any other Loan Party, other than the final payment in full in cash of all the Obligations. Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with Borrower or any other Loan Party or guarantor or exercise any other right or remedy available to them against Borrower or any other Loan Party or guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully and finally paid in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against Borrower or any other Loan Party or guarantor, as the case may be, or any security.

         SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that Collateral Agent or any other Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Subsidiary Guarantor of any sums to Collateral Agent or any Secured Party as provided above, all rights of such Subsidiary Guarantor against Borrower or the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of Borrower now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of Collateral Agent or the other Secured Parties will have any duty to advise
Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each Subsidiary Guarantor represents and warrants that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

         SECTION 10. Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and Lenders have no further commitment to lend under the Credit Agreement, the aggregate amount of outstanding Letters of Credit has been reduced to zero and Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of Borrower, any Subsidiary Guarantor or otherwise.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Subsidiary Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to Collateral Agent, and a counterpart hereof shall have been executed on behalf of Collateral Agent, and thereafter shall be binding upon such Subsidiary Guarantor and Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the Equity Interests of a Subsidiary Guarantor are sold, transferred or otherwise disposed of (other than to Borrower or an Affiliate thereof) pursuant to a transaction permitted by the Credit Agreement, or if the existence of a Subsidiary Guarantor is terminated pursuant to subsection 5.2 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

         SECTION 12. Waivers; Amendment. (a) No failure or delay of Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent hereunder and the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and Collateral Agent, subject to any consents required in accordance with subsection 9.6 of the Credit Agreement.

         SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given and shall become effective as provided in subsection 9.9 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it in such manner and in its name in care of Borrower at Borrower's address set forth in subsection 9.9 of the Credit Agreement.

         SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Collateral Agent and the other Secured Parties and shall survive the making by Lenders of the Loans and the issuance of the Letters of Credit by Fronting Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate as provided in Section 10.

         (b) In the event that any provision of this Agreement should be held to be invalid, illegal or unenforceable in any jurisdiction in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 11. Delivery of an executed signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (a) of this Section 18. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

         SECTION 20. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

         SECTION 21. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of Subsidiary Guarantor against any or all the obligations of Subsidiary Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document, to the extent such obligations are then due and payable (by acceleration or otherwise). The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

  by
    -----------------------
    Name:
    Title:


THE CHASE MANHATTAN BANK, as Collateral Agent,

  by
    -----------------------
    Name:
    Title:


         Schedule I to the
         Guarantee Agreement



Subsidiary Guarantors

                                                               Annex 1 to the
                                                          Guarantee Agreement

                  SUPPLEMENT NO. dated as of , to the Guarantee Agreement dated as of December __, 2000, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary, individually, a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors") of BURLINGTON INDUSTRIES, INC. a Delaware corporation ("Borrower"), and THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender and Chase Manhattan Bank USA, N.A. as fronting bank (in such capacity, "Fronting Bank").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

         C. Subsidiary Guarantors have entered into the Guarantee Agreement in order to induce Lenders to make Loans and Fronting Bank to issue Letters of Credit. Pursuant to subsection 5.10 of the Credit Agreement, Borrower is required to cause each Subsidiary that was not in existence or not a Subsidiary on the date of the Credit Agreement to enter into the Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary that is a Subsidiary Loan Party.
Section 20 of the Guarantee Agreement provides that additional Subsidiaries of Borrower may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary ("New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce Lenders to make additional Loans and Fronting Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, Collateral Agent and New Subsidiary Guarantor agree as follows:

         SECTION 1. In accordance with Section 20 of the Guarantee Agreement, New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Guarantee Agreement shall be deemed to include New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. New Subsidiary Guarantor represents and warrants to Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of New Subsidiary Guarantor and Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given and shall become effective as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to New Subsidiary Guarantor shall be given in such manner and in its name in care of Borrower, at Borrower's address set forth in subsection 9.9 of the Credit Agreement.

         SECTION 8. New Subsidiary Guarantor agrees to reimburse Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel Collateral Agent.

         IN WITNESS WHEREOF, New Subsidiary Guarantor and Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.





[NAME OF NEW SUBSIDIARY GUARANTOR],

by

Name:
Title:








THE CHASE MANHATTAN BANK, as Collateral Agent,

by

Name:
Title:

                                                                  EXHIBIT VIII



                                    PLEDGE  AGREEMENT  dated as of December  __,
                           2000, among BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), each Subsidiary of Borrower listed on Schedule I hereto (each such Subsidiary, individually, a "Subsidiary Pledgor" and collectively, "Subsidiary Pledgors"; Borrower and Subsidiary Pledgors are referred to collectively herein as "Pledgors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for the Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender and Chase Manhattan Bank USA, N.A. as fronting bank (in such capacity, "Fronting Bank") and (b) the Guarantee Agreement dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), between Subsidiary Pledgors and Collateral Agent. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

         Lenders have agreed to make Loans to Borrower and Fronting Bank has agreed to issue Letters of Credit for the account of Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Subsidiary Guarantors (as defined in the Security Agreement) have agreed to guarantee, among other things, all the obligations of Borrower under the Credit Agreement. The obligations of Lenders to make Loans and of Fronting Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment by Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of each Loan Party, monetary or otherwise, under each Interest Rate Protection Agreement, Commodities Agreement or Currency Agreement entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Interest Rate Protection Agreement, Commodities Agreement or Currency Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to Administrative Agent, Collateral Agent or any Lender or any of their Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "Obligations").

         Accordingly, Pledgors and Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

         SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto Collateral Agent, its successors and assigns, and hereby grants to Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of Pledgor's right, title and interest in, to and under (a) the shares of capital stock owned by it and listed on Schedule II hereto and any shares of capital stock of any Subsidiary obtained in the future by Pledgor and the certificates representing all such shares (the "Pledged Stock"); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding shares of stock of any Foreign Subsidiary, (ii) any stock of any Immaterial Subsidiary and (iii) to the extent that applicable law requires that a Subsidiary of Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities listed opposite the name of Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of Pledgor with respect to the securities and other property referred to in clauses (a),
(b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to Collateral Agent and by such other instruments and documents as Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

         (b) Each Pledgor will cause any Indebtedness for borrowed money in an amount of at least $100,000 owed to Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to Collateral Agent pursuant to the terms thereof.

         SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with Collateral Agent that:

                  (a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the capital stock of the issuer with respect thereto;

                  (b) except for the security interest granted hereunder, and except as permitted pursuant to subsection 6.5 of the Credit Agreement, Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule II, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by Pledgor or otherwise, to be forthwith deposited with Collateral Agent and pledged or assigned hereunder;

                  (c) Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Liens permitted pursuant to the Credit Agreement), however arising, of all persons whomsoever;

                  (d) no consent of any other person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (e) by virtue of the execution and delivery by Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to Collateral Agent in accordance with this Agreement, Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

                  (f) the pledge effected hereby is effective to vest in Collateral Agent, on behalf of the Secured Parties, the rights of Collateral Agent in the Collateral as set forth herein;

                  (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

                  (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

                  (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

         SECTION 4. Registration in Nominee Name; Denominations. Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of Pledgors, endorsed or assigned in blank or in favor of Collateral Agent. Each Pledgor will promptly give to Collateral Agent copies of any material notices or other material communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged
         Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent the same shall be "Collateral" as that term is defined in the Security Agreement, be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of Collateral Agent and shall be forthwith delivered to Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by Collateral Agent in an account to be established by Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this
Section 5, and the obligations of Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Requisite Lenders, Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

         SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as Collateral Agent shall deem appropriate. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange (subject to compliance with Section 11 of this Agreement), shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Collateral Agent may (in its sole and absolute discretion) determine. Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof,
(a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

         SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by Collateral Agent as follows:

                  FIRST, to the payment of all costs and expenses incurred by Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses reasonably incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify Collateral Agent and the Indemnitees (as defined in subsection 9.3 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements, and other charges of counsel incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Restatement Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on receipt of written demand therefor and shall bear interest at the rate specified in subsection 2.5 of the Credit Agreement.

         SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 10. Waivers; Amendment. (a) No failure or delay of Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between Collateral Agent and Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with subsection 9.6 of the Credit Agreement.

         SECTION 11. Securities Act, etc. In view of the position of Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws and applicable State laws might very strictly limit the course of conduct of Collateral Agent if Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting
Collateral  Agent  in any  attempt  to  dispose  of all or part  of the  Pledged
Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, Collateral Agent, in its reasonable discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws or applicable State securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that Collateral Agent, in its reasonable discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Collateral Agent sells.

         SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason Collateral Agent desires to sell any of the Pledged Securities of Borrower at a public sale, it will, at any time and from time to time, upon the written request of Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

         SECTION 13. Security Interest Absolute. All rights of Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         SECTION 14. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and Lenders have no further commitment to lend under the Credit Agreement, the aggregate amount of outstanding Letters of Credit has been reduced to zero and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

         (b) Upon (i) any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, (ii) the termination of the existence of a Subsidiary Guarantor or of an issuer of Pledged Stock pledged hereunder pursuant to subsection 5.2 of the Credit Agreement or (iii) the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to subsection 9.6 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

         (c) In connection with any termination or release pursuant to paragraph
(a) or (b), Collateral Agent shall (i) promptly deliver to Pledgor all Collateral pledged to the Collateral Agent herein and (ii) execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by Collateral Agent.

         (d) Without any further action on the part of any party hereto or any party to the Credit Agreement, the Security Interest in any Collateral that is sold, assigned, transferred or otherwise disposed of in accordance with the Credit Agreement shall be automatically and fully terminated upon such sale, assignment, transfer or disposal. Upon the termination of any Security Interest hereunder or under any other Loan Documents or upon the release of any Subsidiary Guarantor hereunder, Collateral Agent shall promptly execute and deliver such termination statements, releases and other instruments as Pledgors shall reasonably request to evidence such termination or release.

         SECTION 15. Notices. All communications and notices hereunder shall be in writing and given and shall become effective as provided in subsection 9.9 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in such manner and in its name in care of Borrower, at Borrower's address set forth in subsection 9.9 of the Credit Agreement.

         SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto Collateral Agent its rights and remedies hereunder.

         SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to Collateral Agent and a counterpart hereof shall have been executed on behalf of Collateral Agent, and thereafter shall be binding upon such Pledgor and Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. If all of the Equity Interests of a Pledgor are sold, transferred or otherwise disposed of (other than to Borrower or an Affiliate thereof) pursuant to a transaction permitted by the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

         SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Collateral Agent and the other Secured Parties and shall survive the making by Lenders of the Loans and the issuance of the Letters of Credit by the Fronting Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate as provided in Section 14(a).

         (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 21. Rules of Interpretation. The rules of interpretation specified in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

         (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (a) of this Section 22. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 23. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

         SECTION 24. Additional Pledgors. Pursuant to subsection 5.10 of the Credit Agreement, each Subsidiary of Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party if such Subsidiary Loan Party owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

         SECTION 25. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as Collateral Agent reasonably determines appropriate to perfect the security interests of Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                        BURLINGTON INDUSTRIES, INC.,

                            by


                               Name:
                               Title:


                        EACH OF THE SUBSIDIARY PLEDGORS LISTED ON SCHEDULE I HERETO,

                            by


                               Name:
                               Title:     Authorized Officer


                        THE CHASE MANHATTAN BANK, as Collateral Agent,

                            by


                               Name:
                               Title:

                                                      Schedule I to the
                                                       Pledge Agreement

                               SUBSIDIARY PLEDGORS

Name

                                                       Schedule II to the
                                                         Pledge Agreement

                                  CAPITAL STOCK

          Number of   Registered Owner   Number and Class   Percentage of Shares
Issuer   Certificate                        of Shares

                                 DEBT SECURITIES

          Principal
Issuer    Amount         Date of Note                Maturity Date

                                                             Annex 1 to the
                                                           Pledge Agreement

                                    SUPPLEMENT  NO.  dated as of , to the PLEDGE
                           AGREEMENT dated as of December __, 2000, among BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), each subsidiary of Borrower listed on
                           Schedule I thereto (each such subsidiary, individually, a "Subsidiary Pledgor" and collectively, "Subsidiary Pledgors"; Borrower and Subsidiary Pledgors are referred to collectively herein as "Pledgors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to (a) the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for the Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender and Chase Manhattan Bank USA, N.A. as fronting bank (in such capacity, "Fronting Bank") and (b) the Guarantee Agreement dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among Subsidiary Pledgors and Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         C. Pledgors have entered into the Pledge Agreement in order to induce Lenders to make Loans and Fronting Bank to issue Letters of Credit. Pursuant to subsection 5.10 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party if such Subsidiary Loan Party owns or possesses property of a type that would be considered Collateral under the Pledge Agreement. Section 24 of the Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary ( "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce Lenders to make additional Loans and the Fronting Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, Collateral Agent and New Pledgor agree as follows:

         SECTION 1. In accordance with Section 24 of the Pledge Agreement, New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

         SECTION 2. New Pledgor represents and warrants to Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of New Pledgor and Collateral Agent.
Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. New Pledgor hereby represents and warrants that set forth on
Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

         SECTION  5.  Except  as  expressly   supplemented  hereby,  the  Pledge
Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given and shall become effective as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to New Pledgor shall be given to it in such manner and in its name in care of Borrower, at Borrower's address set forth in subsection 9.9 of the Credit Agreement.

         SECTION 9. New Pledgor agrees to reimburse Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for Collateral Agent.

         IN WITNESS WHEREOF, New Pledgor and Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.


                          [NAME OF NEW PLEDGOR],

                             by

                               Name:
                               Title:



                          THE CHASE MANHATTAN BANK, as Collateral Agent,

                             by

                               Name:
                               Title:

                                                                  Schedule I to
                                                                Supplement No.
                                                       to the Pledge Agreement

                      Pledged Securities of the New Pledgor


                                  CAPITAL STOCK

           Number of      Registered   Number and Class     Percentage of Shares
Issuer     Certificate    Owner        of Shares

                                 DEBT SECURITIES

             Principal
Issuer       Amount            Date of Note                Maturity Date

                                                                 EXHIBIT IX


                                    SECURITY  AGREEMENT dated as of December __,
                           2000, among BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), each subsidiary of Borrower listed on Schedule I hereto (each such subsidiary, individually, a "Subsidiary Guarantor" and collectively, "Subsidiary Guarantors"; Subsidiary Guarantors and Borrower are referred to collectively herein as "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined herein).

         Reference is made to (a) the Credit Agreement dated as of September 30, 1998, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender and Chase Manhattan Bank USA, N.A., as fronting bank (in such capacity, "Fronting Bank") and (b) the Guarantee Agreement dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among Subsidiary Guarantors and Collateral Agent.

         Lenders have agreed to make Loans to Borrower, and Fronting Bank has agreed to issue Letters of Credit for the account of Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Subsidiary Guarantor has agreed to guarantee, among other things, all the obligations of Borrower under the Credit Agreement. The obligations of Lenders to make Loans and of Fronting Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of each Loan Party, monetary or otherwise, under each Interest Rate Protection Agreement, Commodities Agreement or Currency Agreement entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Interest Rate Protection Agreement, Commodities Agreement or Currency Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to Administrative Agent, Collateral Agent or any Lender or any of their Affiliates and arising from treasury, depositary and cash management services or in connection with any automated clearing house transfers of funds (all the monetary and other obligations described in the preceding clauses (a) through
(d) being referred to collectively as the "Obligations").

         Accordingly, Grantors and Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

         SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of Grantors.

         "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property and (h) Proceeds; provided that the term "Collateral" shall not include (i) Excluded Assets and (ii) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity   Customer"  shall  mean  a  person  for  whom  a  Commodity
Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor reasonably determined by Administrative Agent to be material to the business of Borrower: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

         "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor and located in the United States. The term Equipment shall include Fixtures.

         "Excluded Assets" shall mean (a) any asset, including, without limitation, Accounts Receivable of any kind, to the extent that (i) such asset is sold (or intended to be sold) to the Receivables Subsidiary pursuant to the Receivables Purchase Program or is sold (or intended to be sold) pursuant to the Foreign Factoring Program and (ii) such sale or intended sale is permitted by subsection 6.5(b) of the Credit Agreement, (b) any lease, contract or agreement that by the terms thereof, or by applicable law, cannot be assigned or in which a security interest can not be granted and (c) collateral held in sales offices and showrooms in the ordinary course of business in amounts consistent with past business practices; provided that, for any period of time during which there is no Receivables Purchase Program in effect, the assets referred to above in clause (a) shall not be deemed to be Excluded Assets for the purposes of this Agreement.

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate owned by such Grantor and upon which a Mortgage has been secured by Collateral Agent on behalf of Lenders that an interest in such Equipment arises under any real estate law applicable thereto.

         "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities that are Subsidiaries, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Interest Rate Protection Agreements, Commodities Agreements, Currency Agreements and other agreements), Intellectual Property (subject to the limitations of this Agreement), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Intellectual Property" shall mean all Patents, Copyrights, Trademarks or Licenses relative thereto and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, in each case, only to the extent any such Intellectual Property creates a property right of any such Grantor in the United States.

         "Inventory" shall mean all goods of any Grantor located in the United States, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor and not otherwise pledged to Collateral Agent pursuant to the Pledge Agreement or which are excluded under the terms of such Pledge Agreement or are not required to be pledged pursuant to the terms of the Credit Agreement.

         "License" shall mean any Patent License, Trademark License or Copyright License, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor reasonably determined by Administrative Agent to be material to the business of Borrower: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a financial officer and the chief legal officer of Borrower.

         "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments of any Grantor received by or held on behalf of Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Parties" shall mean (a) Lenders, (b) Administrative Agent, (c) Collateral Agent, (d) Fronting Bank, (e) each counterparty to an Interest Rate Protection Agreement entered into with Borrower if such counterparty was a Lender at the time the Interest Rate Protection Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document , (g) Administrative Agent, Collateral Agent or any Lender in respect of obligations owed to Administrative Agent , Collateral Agent or any Lender arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfer of funds and (h) the successors and assigns of each of the foregoing.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security  Interest"  shall have the  meaning  assigned to such term in
Section 2.01.

         "Securities Intermediary" shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor reasonably determined by Administrative Agent to be material to the business of Borrower: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith in the United States Patent and Trademark Office, any State of the United States, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                                Security Interest

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in the United States) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or Grantors as debtors and Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                   ARTICLE III

                         Representations and Warranties

         Grantors jointly and severally represent and warrant to Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings in those filing jurisdictions where Mortgages have been recorded, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations in such offices (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

         (b) Each Grantor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights shall have been delivered to Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any state of the United States, to protect the validity of and to establish a legal, valid and perfected security interest in favor of Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and
(c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. ss. 261 or 15 U.S.C. ss. 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. ss. 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to subsection 6.2 of the Credit Agreement.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to subsection 6.2 of the Credit Agreement. Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral or (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens expressly permitted pursuant to subsection 6.2 of the Credit Agreement.


                                   ARTICLE IV

                                    Covenants

         SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject to the Liens permitted pursuant to subsection 6.2 of the Credit Agreement). Each Grantor agrees promptly to notify Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

         (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as Collateral Agent may reasonably request, promptly to prepare and deliver to Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to Collateral Agent showing the identity, amount and location of any and all Collateral.

         SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to subsection 5.1 of the Credit Agreement, Borrower shall deliver to Collateral Agent a certificate executed by an officer of Borrower (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to Collateral Agent.

         SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to subsection 6.2 of the Credit Agreement.

         SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent.

         SECTION 4.05. Inspection and Verification. Collateral Agent and such persons as Collateral Agent may reasonably designate shall have the right, at Grantors' own cost and expense, during Grantor's normal business hours, on at least two Business Days' notice to Grantor and in no event more than one time per fiscal quarter, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records, subject to the confidentiality provisions of the Credit Agreement) and the premises upon which any of the Collateral is located, to discuss Grantors' affairs with the officers of Grantors and their independent accountants and to verify under reasonable procedures, in accordance with subsection 5.5 of the Credit Agreement, the validity, quantity, value, condition and status of, or any other matter reasonably relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification; provided that no notice shall be required and there shall be no limitation on the frequency of inspection if a Potential Event of Default or an Event of Default has occurred and is continuing. Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party and their agents and representatives, subject to subsection 9.18 of the Credit Agreement.

         SECTION 4.06. Taxes; Encumbrances. At its option, Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to subsection 6.2 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, following notice to Grantor by Collateral Agent of the failure to discharge or pay on Grantor's continuing failure for at least five (5) Business Days (provided that no such notice shall be required if a Potential Event of Default or an Event of Default has occurred and is continuing) and each Grantor jointly and severally agrees to reimburse Collateral Agent on demand for any payment made or any expense incurred by Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall be deemed to have collaterally assigned such security interest to Collateral Agent to the extent such security interest is assignable. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

         SECTION 4.08. Continuing Obligations of Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.09. Use and Disposition of Collateral. None of Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by subsection 6.2 of the Credit Agreement. None of Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Collateral may be sold, disposed of or otherwise transferred as permitted pursuant to subsection 6.5 of the Credit Agreement and (b) unless and until Collateral Agent shall notify Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

         SECTION 4.10. Limitation on Modification of Accounts. None of Grantors will, without Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable (when such Accounts Receivable are deemed not to be Excluded Assets), compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

         SECTION 4.11. Insurance. Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with subsection 5.4 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, Collateral Agent may, without waiving or releasing any obligation or liability of Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as Collateral Agent deems advisable. All sums disbursed by Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Grantors to Collateral Agent and shall be additional Obligations secured hereby.

         SECTION 4.12. Legend. Except for Excluded Assets, each Grantor shall legend, in form and manner satisfactory to Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.

         SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) B.I. Properties I, Inc. (either itself or through its Grantor licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable United States law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

         (d) Each Grantor shall notify Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court of the United States) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it promptly informs Collateral Agent, and, upon request of Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as Collateral Agent may request to evidence Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to seek to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as Grantors determine are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to Collateral Agent or its designee, to the extent the same are assignable by their terms.


                                    ARTICLE V

                                    Remedies

         SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to Collateral Agent on demand, and it is agreed that Collateral Agent shall thereupon and thereafter have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral on such terms and conditions and in such manner as Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter peaceably any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that Collateral Agent shall have the right, subject to the mandatory regulatory requirements and requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange (subject to compliance with the rules of such exchange and applicable federal and state securities laws), for cash, upon credit or for future delivery as Collateral Agent shall deem appropriate. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         Collateral Agent shall give Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 5.02. Application of Proceeds. Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by Administrative Agent or Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses reasonably incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling Collateral Agent to exercise rights and remedies under this Article at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by Collateral Agent shall be exercised, at the option of Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by Collateral Agent in accordance herewith shall be binding upon Grantors notwithstanding any subsequent cure of an Event of Default.


                                   ARTICLE VI

                                  Miscellaneous

         SECTION 6.01. Notices. All communications and notices hereunder shall be in writing and given and shall become effective as provided in subsection 9.9 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in such manner and in its name in care of Borrower, at Borrower's address set forth in subsection 9.9 of the Credit Agreement.

         SECTION 6.02. Security Interest Absolute. All rights of Collateral Agent hereunder, the Security Interest and all obligations of Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION  6.03.  Survival  of  Agreement.  All  covenants,   agreements,
representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the of the Loans, and the execution and delivery to Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate as provided in
Section 6.14.

         SECTION 6.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to Collateral Agent and a counterpart hereof shall have been executed on behalf of Collateral Agent, and thereafter shall be binding upon such Grantor and Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. If all of the Equity Interests of a Grantor are sold, transferred or otherwise disposed of (other than to Borrower or an Affiliate thereof) pursuant to a transaction permitted by the Credit Agreement or if the existence of a Grantor is terminated pursuant to subsection 5.2 of the Credit Agreement, such Grantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 6.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 6.06.  Collateral  Agent's Fees and Expenses;  Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which Collateral Agent may incur in connection with (I) the administration of this Agreement (including the customary fees and charges of Collateral Agent for any audits conducted by it or on its behalf in accordance with the terms of Section 4.05 hereof), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof following Grantor's continuing failure to perform or observe after notice thereof from Collateral Agent.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of Collateral Agent or any Lender. All amounts due under this Section 6.06 shall be payable on receipt of written demand therefor.

         SECTION 6.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6.08. Waivers; Amendment. (a) No failure or delay of Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent hereunder and of Collateral Agent, Fronting Bank, Administrative Agent and Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Collateral Agent and Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with subsection 9.6 of the Credit Agreement.

         SECTION 6.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

         SECTION 6.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 6.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04), and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 6.12. Rules of Interpretation. The rules of interpretation specified in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, and are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 6.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Collateral Agent, Administrative Agent, Fronting Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (a) of this Section 6.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 6.14. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the aggregate amount of outstanding Letters of Credit has been reduced to zero and Fronting Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time Collateral Agent shall execute and deliver to Grantors, at Grantors' expense, all Uniform Commercial Code termination statements and similar documents which Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 6.14 shall be without recourse to or warranty by Collateral Agent. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released (i) in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of Borrower in accordance with the terms of the Credit Agreement or (ii) if the existence of a Subsidiary
Guarantor is terminated pursuant to subsection 5.2 of the Credit Agreement; provided that Requisite Lenders shall have consented to such sale, transfer or other disposition referred to in clause (i) above (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. Without any further action on the part of any party hereto or any party to the Credit Agreement, the Security Interest in any Collateral that is sold, assigned, transferred or otherwise disposed of in accordance with the Credit Agreement shall be automatically and fully terminated upon such sale, assignment, transfer or disposal. Upon the termination of any Security Interest hereunder or under any other Loan Documents or upon the release of any Subsidiary Guarantor hereunder, Collateral Agent shall promptly execute and deliver such termination statements, releases and other instruments as Grantors shall reasonably request to evidence such termination or release.

         SECTION 6.15. Additional Grantors. Upon execution and delivery by Collateral Agent and a Subsidiary Loan Party of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

               BURLINGTON INDUSTRIES, INC.,


                  by
                  -------------------------------------------------------

                    Name:
                    Title:


               EACH OF SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I
               HERETO,


                  by
                  -------------------------------------------------------

                    Name:


               THE CHASE MANHATTAN BANK, as Collateral Agent,


                  by
                  -------------------------------------------------------

                    Name:
                    Title:

                                                     SCHEDULE I

                              SUBSIDIARY GUARANTORS

                                                     SCHEDULE II

                                   COPYRIGHTS

                                      None.

                                                    SCHEDULE III

                                    LICENSES

                                                    SCHEDULE IV

                                     PATENTS

                                                    SCHEDULE V

                                   TRADEMARKS

                                      None.

                                                           Annex 1 to the
                                                       Security Agreement

                                     Form Of
                             PERFECTION CERTIFICATE


         Reference is made to (a) the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for the Lenders (in such capacity, "Administrative Agent"), Collateral Agent and as swingline lender, and Chase Manhattan Bank USA, N.A., as fronting bank (in such capacity, "Fronting Bank") and (b) the Guarantee Agreement dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among Subsidiary Guarantors and Collateral Agent.

         The undersigned, a financial officer and a legal officer, respectively, of Borrower hereby certify to Collateral Agent and each other Secured Party as follows:

         1. Names. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

         (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

         (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

         (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

         (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

         2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor           Mailing Address           County            State



         (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor           Mailing Address           County            State



         (c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b) above:

Grantor           Mailing Address           County            State



         (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor           Mailing Address           County            State



         (e) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor           Mailing Address           County            State



         3. Unusual Transactions. All Accounts Receivable have been originated by Grantors and all Inventory has been acquired by Grantors in the ordinary course of business.

         4. File Search Reports. Attached hereto as Schedule 4(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Section 3.19 of the Credit Agreement are to be made. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

         5. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where a Grantor has Collateral as identified in Section 2 hereof.

         6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

         7. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 5 above have been paid.

         8. Stock Ownership. Attached hereto as Schedule 8 is a true and correct list of all the duly authorized, issued and outstanding stock of each Subsidiary and the record and beneficial owners of such stock. Also set forth on Schedule 8 is each equity Investment of Borrower and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

         9. Notes. Attached hereto as Schedule 9 is a true and correct list of all notes held by Borrower and each Subsidiary and all intercompany notes between Borrower and each Subsidiary of Borrower and between each Subsidiary of Borrower and each other such Subsidiary.

         10. Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by Borrower to any Subsidiary of Borrower or made by any Subsidiary of Borrower to Borrower or any other Subsidiary of Borrower, which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to Collateral Agent under the Pledge Agreement, and
(b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to Borrower or any Subsidiary of Borrower.

         11. Mortgage Filings. Attached hereto as Schedule 11 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for Collateral Agent to obtain a perfected security interest therein.

         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this __th day of December, 2000.

               BURLINGTON INDUSTRIES, INC.,


                   by
                   -------------------------------------------------------

                      Name:
                      Title:

                                                               Annex 2 to the
                                                           Security Agreement

                                    SUPPLEMENT  NO.  __  dated  as of ,  to  the
                           Security Agreement dated as of December __, 2000 among BURLINGTON INDUSTRIES, INC., a Delaware corporation ("Borrower"), each subsidiary of Borrower listed on Schedule I thereto (each such subsidiary, individually, a "Subsidiary Guarantor" and collectively,"Subsidiary Guarantors"; Subsidiary
                           Guarantors and Borrower are referred to collectively herein as "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

         A. Reference is made to (a) the Credit Agreement dated as of September 30, 1988, as amended and restated as of December 5, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the lenders from time to time party thereto ("Lenders"), Chase, as administrative agent for Lenders (in such capacity, "Administrative Agent"), Collateral Agent and swingline lender and Chase Manhattan Bank USA, N.A., as fronting bank (in such capacity, "Fronting Bank") and (b) the Guarantee Agreement dated as of December __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement"), among Subsidiary Guarantors and Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

         C. Grantors have entered into the Security Agreement in order to induce Lenders to make Loans and Fronting Bank to issue Letters of Credit. Section 6.15 of Security Agreement provides that additional Subsidiaries of Borrower that are Loan Parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary Loan Party ("New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce Lenders to make additional Loans and Fronting Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, Collateral Agent and New Grantor agree as follows:

         SECTION 1. In accordance with Section 6.15 of the Security Agreement, New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include New Grantor. The Security Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Grantor represents and warrants to Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of New Grantor and Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of New Grantor.

         SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given and shall become effective as provided in Section 6.01 of the Security Agreement. All communications and notices hereunder to New Grantor shall be given in such manner and in its name at Borrower's address set forth in subsection 9.9 of the Credit Agreement.

         SECTION 9. New Grantor agrees to reimburse Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for Collateral Agent.

         IN WITNESS WHEREOF, New Grantor and Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


              [Name Of New Grantor],


                  by
                  -------------------------------------------------------

                     Name:
                     Title:


              THE CHASE MANHATTAN BANK, as Collateral Agent,


                  by
                  -------------------------------------------------------

                     Name:
                     Title:

                                                                      SCHEDULE I
                                                     to Supplement No.___ to the
                                                              Security Agreement

                             LOCATION OF COLLATERAL



Description                                                   Location